UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Kelly Services, Inc.
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Kelly

Sharpening our focus. Unlocking value together.

Proxy Statement and Notice of Annual Meeting of Shareholders 2023

Letter to Shareholders

April 17, 2023

Dear Shareholders:

2022 was a year of steady progress for Kelly as our team navigated dynamic geopolitical, macroeconomic, and labor environments. We entered the year with energy and optimism, poised to capture new growth opportunities that began to emerge as the pandemic loosened its grip on the global economy. The first half of 2022 followed a familiar trend of talent shortages coupled with strong demand for our services and solutions. Early in the third quarter, a mixed pattern of deceleration emerged in some sectors – driven by inflationary pressures and rising interest rates – which persisted through the balance of the year. Despite these headwinds, the Kelly team remained focused on executing our specialty strategy and creating long-term value for all our stakeholders.

Executing Our Specialty Strategy

Each of our five specialty business units made strategic contributions to Kelly’s progress on our growth journey in 2022. Our ability to capture strong demand in the first half – particularly in our Science, Engineering & Technology, Education, and OCG business units – set the stage for our team to deliver quality revenue growth for the full year. By intentionally pursuing higher-margin, higher-value business opportunities, we succeeded in expanding our gross profit margin in every segment, lifting Kelly’s gross profit margin above 20 percent for the first time in more than 25 years. Furthermore, we demonstrated our ability to effectively translate higher margins to earnings growth as we improved operating earnings 30 percent on an adjusted basis compared to 2021. Together, these achievements signal that our specialty strategy is delivering results.

We also took several bold actions in 2022 to reallocate capital in support of our specialty strategy. In February, we ended the cross-ownership arrangement between Kelly and Persol Holdings and reduced our ownership interest in our PersolKelly joint venture. We redeployed a portion of the net proceeds from those transactions to advance our inorganic growth strategy while preserving the remaining capital to pursue additional high-margin, high-growth acquisitions in the future. We monetized non-core real estate holdings throughout the year as well, unlocking more capital to invest in growth initiatives. As a complement to these elements of our capital allocation strategy, we increased our dividend to its pre-pandemic level and authorized a $50 million repurchase of outstanding Class A common shares. These actions are indicative of a Kelly that acts decisively in pursuit of profitable growth and long-term value creation.

“I have great confidence in our team’s capacity to meet the moment and deliver on our strategic priorities in 2023 – even in the face of macroeconomic uncertainty. This has been a defining characteristic of Kelly people since our founding more than 75 years ago and has contributed in no small way to the longevity of this great company.”

Peter Quigley

President and CEO

Reinforcing Good Governance Practices

Underpinning our efforts to accelerate value creation is our unwavering commitment to effective corporate governance. In 2022, we welcomed two new independent directors to Kelly’s Board – Amala Duggirala and InaMarie Johnson – both of whom benefited from a new, robust director orientation program designed to empower them to quickly become valuable contributors to the Company’s governing body. We are appreciative of their service to our Board, as we are of all our distinguished directors whose insights inform key aspects of our strategy – from M&A and human capital management to digitization and cybersecurity. Each director brings a diverse set of experiences and skills that strengthen the Board’s ability to carry out its oversight role on behalf of shareholders.

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Letter to Shareholders

Consistent with our commitment to transparency and accountability, we continue to strengthen our executive compensation and compliance practices as well. This includes disclosing additional information related to executive compensation that provides greater visibility into how we are aligning compensation with financial performance. We also implemented updates to our clawback and insider trading compliance policies that mitigate risk for the Company and our shareholders. Together, these changes contribute to a corporate culture that emphasizes good governance, compliance, and performance.

Elevating DE&I as a Business Priority

As we accelerated our strategic transformation in 2022, we also took action to advance our progress along our diversity, equity, and inclusion journey. In September, we announced the appointment of Keilon Ratliff as Kelly’s first Chief Diversity Officer and a member of the Company’s senior leadership team. Under his leadership, Kelly formed a Chief Diversity Office – a dedicated team of leaders who together are driving a multi-year strategy to integrate diversity, equity, and inclusion into our workplace, among our workforce, and within the marketplace.

The creation of the Chief Diversity Officer position with Kelly’s senior leadership team and the formation of the Company’s Chief Diversity Office demonstrates our continued belief that fostering diversity, equity, and inclusion in the workplace will position Kelly to compete and grow over the long term. Our abilities to innovate and meet the ever-changing needs of our talent and customers are dependent upon attracting and retaining talent with diverse perspectives and backgrounds and creating an environment in which everyone can thrive.

It also reflects our strategic intent to do well while we are doing good – a central tenet of Kelly’s integrated Environmental, Social, and Governance (“ESG”) reporting framework which we formally communicate through our Corporate Sustainability and ESG Report 2022 titled, “Growing with Purpose.” The report is prepared in alignment with the Global Reporting Initiative Standards set forth by the United Nations Global Compact Guidelines and discloses our corporate sustainability strategy as aligned to the ESG framework.

Unlocking Value Together in 2023

It is difficult to know how the macroeconomic situation will unfold as we move forward in 2023. What is certain is that we will focus on what we can control and stay the course in our aggressive pursuit of profitable growth.

In each of our business units, we will continue to shift toward a business mix characterized not only by higher margins and value, but greater resiliency amid market pressures. We will drive inorganic growth using the ample capital available to us to pursue additional high-quality acquisitions in our Science, Engineering & Technology, Education, and OCG business units. Furthermore, we will continue to invest in technology and new products that will improve the talent and customer experience, enable organic growth, and increase efficiency.

As the macroeconomic situation evolves in 2023, we are also committed to ensuring our cost base reflects our operating environment, our strategic priorities, and performance. Longer term, we are reviewing our growth and efficiency objectives as we approach the three-year anniversary of our operating model. Our focus is on creating additional levers for value creation.

Working as one team with our Noble Purpose as our guide, we will deliver on these priorities and create long-term value for all our stakeholders – helping our talent and customers thrive and rewarding you, our shareholders, for your patience since we embarked on this transformation.

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On behalf of the entire Kelly team, thank you for your continued support as we move forward on our journey to unleash the full potential of this great Company.

With appreciation,

Donald Parfet Chairman of the Board	Peter Quigley President and CEO

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Notice of Annual Meeting of Shareholders

2023 Annual Meeting of Shareholders

Date and Time:	Place:	Record Date:

Wednesday, May 17, 2023 at 11:00 a.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 27, 2023

Voting Matters	How to Vote

At the Annual Meeting, you
will be asked to consider
the following proposals

Proposal 1.

Election of nine Board-recommended director nominees

Proposal 2.

Advisory approval of the Company’s executive compensation

Proposal 3.

Advisory approval of the frequency of future voting on the Company’s executive compensation

Proposal 4.

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year

Proposal 5.

Transaction of any other business as

	Online - www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device
	Calling - 1-800-652-VOTE (8683) Within the U.S., U.S. territories & Canada on a touch tone telephone	Mail - Return the signed proxy card

Proxies submitted online or by telephone must be received by 11:59 p.m., Central Daylight Time, on May 16, 2023. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you may vote online, by telephone, or by mail.

may properly come before the Meeting

If you were a holder of record of the Company’s Class B Common Stock at the close of business on the Record Date, March 27, 2023, you are entitled to vote at the Annual Meeting.

Please promptly submit your vote by internet, telephone, or by signing, dating, and returning the enclosed proxy card or voting instructions form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

Thank you for your interest in Kelly.

By Order of the Board of Directors

JAMES M. POLEHNA

Corporate Secretary

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Elements of Compensation for Named Executive Officers	57
2023 Executive Incentive Plans	58
Process for Determining Executive Compensation	58
Role of the Compensation and Talent Management Committee	58
Role of the Independent Compensation Consultant	58
Role of Management	59
Comparator Data	59
Senior Officer Performance Reviews and Succession Planning	60
Compensation Programs: Decisions and Actions in 2022	61
Base Salary	61
Annual Cash Incentive	62
Long-Term Incentives	64
Retirement Benefits	68
Health and Welfare Benefits	68
Perquisites	69
Senior Executive Severance Plan	69
Governance of Executive Compensation Programs	70
Executive Stock Ownership and Retention Requirements	70
Incentive Compensation Recovery (“Clawback”) Policy	70
Hedging and Pledging of Shares	71
Tax Considerations: Deductibility of Executive Compensation	71
Compensation and Talent Management Committee Report	71

2022 Executive Compensation Tables	72
Summary Compensation Table 2022	72
Grants of Plan-Based Awards 2022	73
Outstanding Equity Awards at Fiscal Year End 2022	74
Option Exercises and Stock Vested 2022	75
Nonqualified Deferred Compensation 2022	75
Potential Payments Upon Termination or Change In Control 2022	75
Summary of Potential Payments	75
Senior Executive Severance Plan	76
Treatment of Long-Term Incentive Awards	77

CEO Pay Ratio	80

Pay vs. Performance	82

Proposal 3: Advisory Vote to Approve the Frequency of the Company’s Executive Compensation	85

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2023 Fiscal Year	86
Audit and Non-Audit Fees	86
Report of the Audit Committee	87

Questions and Answers About the Proxy Statement and the Annual Meeting	88

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and Kelly’s 2022 Annual Report before you vote.

2023 Annual Meeting of Shareholders Details

Date and Time Wednesday, May 17, 2023 at 11:00 a.m., Eastern Daylight Time	Place Virtual Meeting: kellyservices.com	Record Date Close of Business, Eastern Daylight Time, March 27, 2023

Voting

Class B Shareholders as of the Record Date are entitled to vote. Each share of Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission

All holders of the Company’s Class A and Class B Common Stock are invited to attend the Annual Meeting of Shareholders.

Proxy Voting Roadmap

PROPOSAL 1. Election of nine directors	PROPOSAL 2. Advisory vote to approve the Company’s executive compensation	PROPOSAL 3. Advisory vote to approve annual (once every year) voting on the Company’s Executive Compensation	PROPOSAL 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year
✓ FOR Each Nominee	✓ FOR	✓ FOR	✓ FOR
page 15	page 50	page 85	page 86

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Proxy Summary

Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality vote.

Name	Age	Director Since	Position	Independent	Committees

Donald R. Parfet	70	2004	Non-Executive Chairman of the Board	✓

Peter W. Quigley	61	2019	President and Chief Executive Officer (“CEO”)

Gerald S. Adolph	69	2018	Director	✓	• Audit • Compensation and Talent Management • Corporate Governance and Nominating

George S. Corona	64	2017	Director

Robert S. Cubbin	65	2014	Director	✓	• Audit • Compensation and Talent Management (Chair) • Corporate Governance and Nominating

Amala Duggirala	48	2022	Director	✓	• Audit • Corporate Governance and Nominating

InaMarie F. Johnson	58	2022	Director	✓	• Compensation and Talent Management • Corporate Governance and Nominating

Terrence B. Larkin	68	2010	Director	✓	• Audit • Corporate Governance and Nominating (Chair)

Leslie A. Murphy	71	2008	Director	✓	• Audit (Chair) • Compensation and Talent Management

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Proxy Summary

Corporate Governance Highlights

Kelly is committed to sound corporate governance as means of enhancing long-term shareholder value. The following table summarizes certain of our governance practices and processes.

Independence	Accountability	Best Practices

• Majority independent Board (78%), including independent Chairman of the Board	• Annual election of all directors, including Chairman of the Board	• Robust director selection process resulting in diverse Board relative to gender, race, ethnicity, experience, and skills

• 100% Independent Board Committees	• Strong oversight of strategic planning, objectives, and financial performance including dedicated annual Board meeting focused on strategic planning	• Board attendance of 96% during 2022

• Diverse and highly skilled Board that provides a range of viewpoints	• Annual evaluation of CEO (including compensation) by independent directors	• Strong oversight of the integrity of the Company’s financial statements, as well as cybersecurity and Enterprise Risk Management (“ERM”) by the Board and Audit Committee

• Frequent executive sessions where independent directors meet without management and non-independent directors	• Annual Board and Committee self-evaluations and bi-annual peer review	• CEO and executive leadership succession planning and annual talent review of key and rising talent by the Board and Compensation and Talent Management Committee

• Director access to experts and advisors, both internal and external	• Annual review of corporate governance documents to ensure they reflect best practices	• Policies prohibiting short-sales, hedging, pledging, and margin accounts

• No related party transactions between the Company and members of the Board or senior management	• Clawback policy that applies to short-term and long-term incentive compensation plans for senior management	• Strong oversight of Environmental, Social and Governance (“ESG”) standards by the Board and Corporate Governance and Nominating Committee

	• Stock ownership requirements for directors and senior management	• Comprehensive orientation program for new directors and robust continuing education programs

• Robust Code of Business Conduct and Ethics for the Board, senior management, and all employees that includes an annual certification requirement

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Proxy Summary

Meet Today’s Kelly

We’re building on 75 years of industry leadership.

›	Top 3	›	Leading	›	Star Performer	›	Partnering
	on Staffing Industry Analysts 2022 lists of largest U.S. workforce providers: #1 in education, #2 in life sciences, and #3 in engineering		managed services provider (MSP) with $9.4 billion spend under management		in MSP, Services Procurement, and RPO on Everest Group’s 2022 PEAK Matrix assessment		with more than 4,600 talent suppliers globally

›	Powering	›	Leader	›	#1 of 100	›	8th year
	the Fortune 500 with workforce solutions		in Engineering Contingent Staffing Services on Everest Group’s 2022 PEAK Matrix assessment		on Flex Job’s list of top companies for hybrid work in 2022		of consecutively being named a Military-Friendly Employer

A Year in Review

Kelly entered 2022 squarely focused on executing our specialty strategy and taking bold action to accelerate our strategic transformation, streamline our portfolio, and create value. Notwithstanding a dynamic geopolitical, macroeconomic, and labor environment that evolved throughout the year, we made steady progress on our growth journey. Kelly delivered revenue of $4.9 billion – an increase of 1.1% compared to 2021. The Company’s gross profit increased 10.1% from the prior year to more than $1 billion. We advanced our inorganic growth strategy by acquiring two companies: RocketPower, a leading provider of Recruitment Process Outsourcing (RPO) solutions; and Pediatric Therapeutic Services, a specialty firm that provides state and federally mandated in-school therapy services including occupational therapy, physical therapy, speech-language pathology, and mental and behavioral health services. We continued to make structural improvements in our businesses as well by expanding our gross profit margin to 20.4% – marking the first time our gross profit margin has exceeded 20% in more than 25 years.

Strong customer demand for our staffing services in the first half of 2022 decelerated in the third quarter amid heightened macroeconomic uncertainty – a trend that persisted through the remainder of the year. Our higher-margin outcome-based solutions demonstrated greater resilience amid these headwinds, growing at a rapid pace. This dynamic was evident in our Professional & Industrial segment in which revenue decreased over the prior year, but gross profit margin grew to 18.2% – an increase of 130 basis points compared to 2022 driven by growing demand for outcome-based solutions. Revenue in our Education segment increased 52.7% as we captured additional growth opportunities and effectively managed talent supply challenges. Our Science, Engineering & Technology segment grew revenue 9.4% which, combined with our ability to translate higher gross profit margins in this segment to earnings growth, drove an 11.4% increase in earnings from operations compared to 2022. We also achieved solid constant currency revenue growth in International excluding our Russia operations, which we transferred to a Russian company in July. Revenue increased 8.3% in OCG, which also expanded its gross profit margin by 360 basis points – the most significant year-over-year increase of our five segments. Each of our five specialty business units will continue to make strategic contributions to Kelly’s progress on our growth journey in 2023.

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Proxy Summary

2022 Financial Highlights

Full Year 2022 Financial Summary

		Change Increase/(Decrease)

	Actual Results	As Reported	As Adjusted(2)

Revenue	$5.0B	1.1%	1.1%
		3.2% CC(1)	3.2% CC(1)

Gross Profit Rate	20.4%	170 bps	170 bps

Earnings from Operations	$14.8M	(69.7%)	29.9%
		(61.3%) CC(1)	37.7% CC(1)

Adjusted EBITDA	$105.6M		25.5%

Adjusted EBITDA Margin	2.1%		40 bps

(1)	Constant Currency (“CC”) represents year-over-year changes resulting from translating 2022 financial data into USD using 2021 exchange rates

(2)	See reconciliation of Non-GAAP Measures included in Form 8-K dated February 16, 2023

Portfolio Progress

Our M&A activities are shifting our portfolio.

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Proxy Summary

Our Operating Model Aligns to these Specialties

(As Reported, by Business Unit)

Our priorities for each segment are clear.

Optimize Operations and Drive Efficiencies	→	Accelerate Organic and Inorganic Growth

	Kelly Professional & Industrial	Kelly International	Kelly Science, Engineering, Technology & Telecom	Kelly Education	Kelly OCG

Revenue(1)	$1.7B	$0.9B	$1.3B	$0.6B(2)	$0.5B(3)

GP Rate(1)	18.2%	15.3%	23.5%	15.8%(2)	36.3%(3)

Geography	North America	EM EA & Mexico	North America	U.S.	Global

Specialties	• Industrial • Contact Center • Office Clerical	• Life Sciences • IT • Finance • Other Local Professional Niches	• Engineering • Science & Clinical • Technology • Telecom	• Early Childhood • K-12 • Special Ed/Needs • Tutoring • Therapy Services • Higher Education • Executive Search	• MSP(4) • RPO(4) • PPO(4) • Consulting

(1)	Kelly size and margin profiles are based on 2022 full year results

(2)	Kelly Education revenue and GP rate was $0.7B and 16.6%, respectively, including the results of PTS on a proforma basis

(3)	Kelly OCG revenue and GP rate was $0.5B and 36.7%, respectively, including the results of RocketPower on a proforma basis

(4)	Managed Service Provider (“MSP”); Recruitment Process Outsourcing (“RPO”); Payroll Process Outsourcing (“PPO”)

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Proxy Summary

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Proxy Summary

Select Awards and Recognitions

We’re the best company for business and talent to work with. We’ve been recognized around the world and across the spectrum for what we do.

Kelly has been named a Leader on Everest Group’s U.S. Business & Professional and Engineering Contingent Staffing Services PEAK Matrix® Assessment, as well as a Major Contender on Everest Group’s U.S. IT Contingent Staffing Services PEAK Matrix®

Kelly Named to Forbes List of America’s Best Employers for Diversity for second consecutive year, one of the top Professional Recruiting and Temporary Staffing Firms in America

KellyOCG named to HRO Today Enterprise RPO Baker’s Dozen List 2022	For the 5th consecutive year, Kelly received a top score on the Human Rights Foundation’s Corporate Equality Index for Best Places to Work for LGBTQ Equality	Kelly was named to FlexJobs® Top 100 Companies for Remote Jobs in each of the nine years the award has been in existence, 2014-2022

Kelly was awarded the 2022 Military Friendly Employer and Military Friendly Spouse Employer designations by VIQTORY	In February 2022, Kelly Services Italy was awarded the Top Employer 2022 certification for fourth consecutive year.	KellyOCG Named a Great Place to Work in Australia, Malaysia, and India

Kelly was recognized for its outsourcing excellence on the International Association of Outsourcing Professionals (IAOP) 2022 Global Outsourcing 100 List	Kelly named a 2022 Best in Class Award Winner for Supplier Diversity by the Great Lake Women’s Business Council	In February 2022, Computrabajo named Kelly as the Best HR Company to Work for in Mexico in their Best WorkPlaces 2022 ranking

A complete list of the Company’s awards and recognitions is available on kellyservices.com.

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Proxy Summary

Executive Compensation Highlights

●	Align pay with performance using balanced performance measures that are linked to strategic business objectives in both short- and long-term incentives

●	Align executive compensation with shareholder returns through performance-based equity incentive awards

●	Annual review of performance measures and goals for our short- and long-term incentive plans by the independent Compensation and Talent Management Committee to ensure we use diversified measures with challenging, but attainable targets

●	Require the achievement of a minimum acceptable level of financial performance for any payment to be made pursuant to the Short-Term Incentive Plan (“STIP”)

●	Include caps on individual payouts in incentive plans

●	Require stock ownership and retention of a portion of equity-based awards by senior officers

●	Hold an annual “say-on-pay” shareholder advisory vote on executive compensation

●	Retain an independent executive compensation consultant to the Compensation and Talent Management Committee

●	Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

●	Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

●	Annually review with the Compensation and Talent Management Committee share utilization, burn rate and dilution levels resulting from our compensation practices

●	Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination

●	Maintain an insider trading policy that requires directors, senior officers, and other designated officers of the Company to contact our Corporate Secretary prior to sales or purchases of common stock

●	Maintain a double trigger for the accelerated vesting provisions under the Equity Incentive Plan (“EIP”) and the Senior Executive Severance Plan

●	Condition severance benefits for senior officers on compliance with restrictive covenants

●	Provide employment agreements for senior officers (except where standard local practice)

●	Guarantee bonus arrangements with our senior officers

●	Allow directors or senior officers to engage in hedging or pledging of Company securities

●	Allow the repricing or backdating of equity awards

●	Pay dividend equivalents on restricted stock units until performance hurdle has been achieved and vesting period has been completed
●	Pay dividends on performance share awards

●	Provide tax reimbursements for perquisites or tax gross-ups for excise taxes incurred upon change-in-control

●	Grant incentive awards to senior officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

●	Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

●	Provide excessive perquisites

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Proposal 1 – Election of Directors

The Board of Directors has nominated nine individuals for election as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2022 Annual Meeting of Shareholders.

Directors will be elected by a plurality of the votes cast by holders of Class B Common Stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Our controlling shareholder, the Terrence E. Adderley Revocable Trust K (“Trust K”), has indicated its support and intention to vote for each of the director nominees.

We do not contemplate that any of the nominees will be unavailable to serve at the time of the Annual Meeting. In that event, however, the persons named in the enclosed form of proxy may vote for the election of a substitute selected by the Board or the Board may reduce its size.

Director Independence

The Board’s Corporate Governance Principles include guidelines for director independence that conform to the listing standards of the Nasdaq Global Market (“Nasdaq”) on which the Company’s common stock is listed and provide that a majority of the Board be comprised of independent directors. Annually, Kelly’s Corporate Governance and Nominating Committee evaluates and makes recommendations to the Board concerning the independence of each director and director nominee, evaluating any relationship with the Company or its competitors, suppliers, customers, service providers, or others that might be construed as an actual or potential conflict of interest.

On February 15, 2023, our Board affirmatively determined that directors Gerald S. Adolph, Robert S. Cubbin, Amala Duggirala, InaMarie F. Johnson, Terrence B. Larkin, Leslie A. Murphy, and Donald R. Parfet, representing a majority of the Board, are independent.

Board Nominees

Each of our director nominees has been recommended for election by our Corporate Governance and Nominating Committee and nominated by our Board. They are seasoned leaders who have held an array of diverse leadership positions in public and private companies, nonprofit organizations, and other businesses. They represent diverse backgrounds and viewpoints.

Together, they bring to our Board diversity in terms of experience, skills, and personal attributes. The Board believes that this diversity strengthens the Board’s ability to carry out its oversight role on behalf of shareholders and is proud of the Company’s long history of having at least three directors who are women on the Board for the past 14 years. While we do not have a formal diversity policy, the Board will continue to build upon its diversity in connection with future Board membership.

For each of the nine director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, experience, skills, and attributes that the Corporate Governance and Nominating Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2023 Annual Meeting. The charts on diversity, independence, age, tenure, skills, experience, and attributes assume that all director nominees are elected as directors at the Annual Meeting. Age and tenure for each director nominee is effective as of April 17, 2023.

Board Composition

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership as well as assessing the experience and skills of the Company’s current directors. The Committee regularly reviews the mix of individual qualifications, experience, skills, and attributes of incumbent directors to assess overall Board composition and define Board succession goals. This includes identifying areas of opportunity, specifically with respect to the need to refresh the Board with new members with particular expertise and experience that would enhance the overall strength of the current Board and the ability of the Company to execute its long-term strategic plan. Ongoing strategic Board succession planning ensures that the Board continues to maintain an

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Proposal 1: Election of Directors

appropriate mix of objectivity, skills, and experiences to provide fresh perspectives and effective oversight and guidance to management while leveraging the institutional knowledge and historic perspective of our longer-tenured directors. The Committee’s goal is to build an effective and well-functioning Board with diverse perspectives and viewpoints that is responsive to the current and anticipated needs of the Company and long-term interests of shareholders.

The Committee considers the following core qualifications for Board composition that are critical to the success of our business:

•	demonstrated leadership skills and understanding of the complexities of business organizations;

•	the highest personal and professional ethics, integrity, and values;

•	objectivity and independence of thought and leadership;

•	strength of character and sound judgment;

•	strong interpersonal and communication skills; and

•	highly accomplished in his or her respective field.

Director candidates must also have a willingness to devote sufficient time to discharge their duties, taking into consideration principal occupation, memberships on other boards, attendance at Board and committee meetings, and other responsibilities. In addition, director candidates must have an intention to serve an appropriate length of time in order to make a meaningful contribution to the Company and the Board. Each of our director nominees demonstrates the core qualifications listed here.

The Committee also considers specific criteria as provided below, that varies from time to time based on the Company’s current and future priorities and needs, and the balance of the candidate’s experiences, skills, and attributes with those of other members of the Board.

The Committee considers the following specific experience and skills for Board composition, as illustrated in our Board Composition Matrix on the next page:

•

Executive Leadership, including experience as a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or substantially equivalent level executive officer of a complex organization such as a corporation, university, or major unit of government or a professional who regularly advises such organizations. Directors with this level of experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others. They understand strategy, productivity, and risk management, and how these factors impact the Company’s operations and controls. These directors demonstrate a practical understanding of how large, complex organizations operate, the importance of talent management, and the method of setting employee and executive compensation.

•

Transformation, successful leadership of large-scale transformations, including cultural evolutions, restructuring, and enhancing organizational design to improve effectiveness, leveraging change management principles and tools to architect the culture needed to drive profitable growth. Directors with this experience and skillset help the Company focus its efforts in this important area and track progress against strategic goals and benchmarks.

•

Innovation, experience as innovative leader with proven experience turning new ideas and technologies into assets that transform businesses; embraces the idea of doing things differently; empowers employees to be creative and challenge the status quo; and views collaboration across all levels of the organization as an opportunity to tap diverse viewpoints. Directors who have this skillset help ensure the Company stays competitive by creating a culture of continuous improvement.

•

Industry, including experience in the staffing or business services industry, the Company’s specialty businesses, or experience in human capital management including talent/workforce solutions; diversity, equity, and inclusion; organizational behavior; and compensation and benefits. Directors with this experience bring value to the Board through oversight ensuring the Company maintains a successful framework for workforce acquisition, management, and optimization that results in the attraction, development, and retention of top candidates with diverse skills and backgrounds.

16

Proposal 1: Election of Directors

•

Technology, Digitization, and Cybersecurity, experience in the high-level planning and execution of business initiatives through use of technology and digitization to build business efficiencies and competitive advantage; proactive leader in enabling the business to achieve objectives through the effective use of technology and technological innovation and modernization; experience defining opportunities and prioritizing technology projects based on predefined criteria (e.g., ROI, productivity, compliance). Experience in the development of technology and processes that protect the storage of information and maintain confidentiality or expertise including a meaningful understanding of the challenges posed by cybersecurity risks. Directors with expertise in these areas are skilled at overseeing the organization’s management of technological change and cybersecurity risk.

•

Financial Acumen, including the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Directors with financial experience are essential for ensuring effective oversight of the Company’s financial measures, processes, reporting, and performance.

•

Financial Expert, including financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of NASDAQ and the Securities and Exchange Commission (education and experience as CFO, finance/accounting executive, public accountant or auditor, or person performing similar functions).

•

Risk Management, experience identifying, evaluating, and managing corporate risk, ability to address and mitigate material risks. Directors with experience in this area are critical to ensuring the Board’s successful oversight of Company risks.

•

Legal or Corporate Governance, experience with the legal issues impacting large organizations and the governance and fiduciary matters that impact boards, such as service on public boards and board committees, or as legal or governance executives of other large public companies. Directors with this experience help the Company support its goals of strong Board and management accountability, transparency, and protection of shareholder interests.

•

ESG and Sustainability, experience with the development and oversight of an effective corporate responsibility strategy, initiatives, and practices that include social, climate and environmental initiatives. Directors who possess these skills strengthen the Board’s oversight and assure that strategic business imperatives and long-term value creation are achieved within a sustainable, environmentally, and socially focused model.

•

Mergers & Acquisitions, experience implementing organic and inorganic strategies, increasing revenue, building strategic partnerships to promote growth, identifying acquisition and business combination targets, analyzing cultural and strategic fit, and oversight of successful integration. Director experience in this area is particularly important as the Company continues to drive profitable growth in its areas of specialization.

In determining whether to recommend a director for re-nomination, the Committee also considers the director’s recent contributions and potential for continuing contributions to the work of the Board. The Committee may engage third parties to assist in the search for director candidates. The director selection process is described in greater detail in the “Corporate Governance” section of this Proxy Statement.

The matrix below is a summary of the range of key experience, skills, and attributes that each director nominee brings to our Board and illustrates Kelly’s well-balanced Board composition relative to experience, skills, tenure, and diversity. This is a product of the Board’s careful succession planning, commitment to diverse and independent representation, and implementation of a sound and strategic Board refreshment process. Because it is a summary, it is not intended to be a complete description of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s qualifications, experiences, skills, and attributes are set forth in their biographies.

17

Proposal 1: Election of Directors

Board Composition Matrix (2023)

Director Nominees

Specific Experience and Skills (May vary based on current and future Company priorities/needs)	COB Parfet	CEO Quigley	Dir Adolph	Dir Corona	Comp Chair Cubbin	Dir Duggirala	Dir Johnson	Gov Chair Larkin	Audit Chair Murphy

Executive Leadership	●	●	●	●	●	●	●	●	●

Transformations	●	●	●		●	●	●	●	●

Innovation	●	●	●	●	●	●	●

Industry	●	●	●	●	●	●	●		●

Technology, Digitization, and Cybersecurity		●	●	●		●	●		●

Financial Acumen	●	●	●	●	●	●	●	●	●

Financial Expert					●				●

Risk Management		●		●	●	●	●	●	●

Legal or Corporate Governance	●	●	●		●	●		●	●

ESG & Sustainability		●	●			●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●	●

Other Public Board Experience (other than Kelly)

Audit Committee	●		●		●	●			●

Compensation Committee	●		●		●				●

Governance & Nominating Committee	●		●						●

Tenure and Independence

Board Tenure (years)	18	3	5	5	8	1	1	12	15

Independence	●		●		●	●	●	●	●

Demographics

Age	70	61	69	64	65	48	58	68	71

Gender Identity	M	M	M	M	M	F	F	M	F

African American or Black			●				●

Alaskan Native or American Indian

Asian						●

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	●	●		●	●			●	●

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

18

Proposal 1: Election of Directors

Board Diversity

Director Qualifications and Experience

Executive Leadership
9 of 9 directors

Transformations
8 of 9 directors

Innovation
7 of 9 directors

Industry
8 of 9 directors

Technology, Digitization, and Cybersecurity
6 of 9 directors

Financial Acumen
9 of 9 directors

Financial Expert
2 of 9 directors

Risk Management
7 of 9 directors

Legal or Corporate Governance
7 of 9 directors

ESG & Sustainability
4 of 9 directors

Mergers & Acquisitions
9 of 9 directors

19

Proposal 1: Election of Directors

Biographical Information About Director Nominees

Board Committees

● None

Principal Occupation and Directorships

● Managing Director, Apjohn Group, LLC (2001 - present)

● General Partner, Apjohn Ventures Fund (2003 - present)

● General Partner, Apjohn Ventures Annex Fund (2010 - 2022)

● Director, Rockwell Automation, Inc. (2008 - present)

● Director, MASCO Corporation (2012 - present)

● Director, Sierra Oncology Inc. (2015 - 2019)

Education

● University of Michigan, MBA, Finance

● University of Arizona, BA, Economics

Mr. Parfet was appointed Chairman of the Board in 2018. Prior to being appointed to the Chairman role, he served as the Board’s Lead Director since 2012. He currently leads a business development company and a venture capital firm focused on the development of emerging medicines. He also serves as a director of two large publicly held companies and is a director and Trustee of several charitable and civic organizations. Mr. Parfet brings to the Board extensive financial and operating experience as an executive with responsibilities for numerous global businesses.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Acumen ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

● None

Principal Occupation and Directorships

● President and Chief Executive Officer, Kelly Services, Inc. (2019 - present)

● Executive Vice President, President of Global Staffing and General Manager of IT, Global Service, and Global Business Services, Kelly Services, Inc. (2017 - 2019)

● Senior Vice President, General Counsel, Chief Administrative Officer and Assistant Secretary, Kelly Services, Inc. (2015 - 2017)

Education

● National Law Center at George Washington University, JD

● University of Michigan, BA

Mr. Quigley was appointed President and Chief Executive Officer of Kelly in October 2019. He has 19 years of experience in a variety of roles at Kelly and has served as an officer of the Company since 2004. Prior to joining Kelly, Mr. Quigley held an array of roles at Lucent Technologies and AT&T Corporation. Mr. Quigley also serves on the Boards of the American Staffing Association, Detroit Regional Chamber, Business Leaders for Michigan, and the Detroit Economic Club. He brings to the Board his leadership experience and extensive knowledge of the Company’s business.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

   Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate

   Governance

● ESG/Sustainability

● Mergers & Acquisitions

20

Proposal 1: Election of Directors

Board Committees

● Audit

● Compensation and Talent Management

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Director, NAACP Legal Defense and Education Fund (1998 - present)

● Director, Cintas Corporation (2006 - present)

● Board Chair, Cardinal Spellman High School Board (2022 - present)

● Trustee, Cardinal Spellman High School Board (2010 - 2022)

● Senior Partner and other executive positions, Booz & Co. (1981 - 2016)

Education

● Harvard Business School, MBA

● Massachusetts Institute of Technology, MS, Chemical Engineering

● Massachusetts Institute of Technology, BS, Management Science (Concentration in Organizational Psychology)

● Massachusetts Institute of Technology, BS, Chemical Engineering

Mr. Adolph joined our Board in March 2018 with over 35 years of experience in growth strategy, mergers and acquisitions, and technology-driven industry changes. He also has governance experience through his past service on the board of Booz & Co. and current service on the boards of Cintas Corp., where he chairs the compensation committee, and the NAACP Legal Defense and Education Fund, where he served as co-chair from 2011 to 2021. Mr. Adolph is a founding board member of Black Economic Alliance and served as a director from 2017 to 2020. He also serves on the board of Abt Associates. His extensive business expertise, strategic perspective, and strong leadership skills make him a valued contributor to the Board.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

   Cybersecurity

● Financial Acumen

● Legal/Corporate

   Governance

● ESG/Sustainability

● Mergers & Acquisitions

Board Committees

● None

Principal Occupation and Directorships

● President and Chief Executive Officer, Kelly Services, Inc. (2017 - 2019)

● Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 -2017)

Education

● Oakland University, MBA

● Wayne State University, BSBA

Mr. Corona served as President and Chief Executive Officer of Kelly from May 2017 until his retirement in September 2019. He had more than 20 years of experience in a variety of executive roles with Kelly, including eight years as Executive Vice President and Chief Operating Officer. Prior to joining Kelly in 1994, he held management roles at Digital Equipment Professional Services Group and Burroughs Corporation. Mr. Corona also serves on the boards of several not-for-profit organizations. He brings to the Board significant knowledge of the Company and executive leadership experience.

Specific Experience and Skills ● Executive Leadership ● Innovation ● Industry ● Technology/Digitization/ Cybersecurity ● Financial Acumen ● Risk Management ● Mergers & Acquisitions

21

Proposal 1: Election of Directors

Board Committees

● Audit

● Compensation and Talent Management (Chair)

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Director, Huntington Bancshares Incorporated (2017 - present)

● Director, First Merit Corporation (2013 - 2017)

● President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 - 2016)

Education

● Detroit College of Law, JD

● Wayne State University, BA, Psychology

Mr. Cubbin is an attorney with 31 years of experience in insurance law. In 2016, he retired as President and Chief Executive Officer of an insurance company. Mr. Cubbin currently serves as a director of one other publicly held company. In addition to his leadership experience, he brings to the Board expertise in the areas of legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims experience.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Expert ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

● Audit

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Executive Vice President and Chief Information Officer, United Services Automobile Association (USAA) (2022 – present)

● Senior Executive Vice President, Chief Operations and Technology Officer, Regions Financial Corporation (2017 – 2021)

● Director, Innovation Depot (2021)

● Director, Regions Bank (2019 – 2022)

● Director, Techbridge, Inc. (2016 - 2020)

Education

● Columbia University, MS, Technology Management

● University of Nebraska at Omaha, MBA, International Business

● Osmania University, BS, Electronics and Communications Engineering

Ms. Duggirala joined our Board in January 2022 with more than 24 years of leadership experience with global organizations. She is a renowned digital transformation and technology strategist with skills in large-scale strategic product delivery, technical innovation, and complex financial management. She brings to the Board a wealth of knowledge in integrations, strategic planning, product development, operations, engineering, data management, and cybersecurity. Ms. Duggirala has significant cybersecurity experience from working in a variety of information technology and data analytics roles, including Chief Operations and Technology Officer at Regions Bank and Chief Technology Officer at other large fintech firms. In 2022, Ms. Duggirala received the esteemed Outstanding 50 Asian Americans in Business Award.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

   Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate

   Governance

● ESG/Sustainability

● Mergers & Acquisitions

22

Proposal 1: Election of Directors

Board Committees

● Compensation and Talent Management

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Chief People and Diversity Officer, Zendesk, Inc. (2018 – 2022)

● Senior Vice President and Chief Human Resources Officer, Plantronics, Inc. (2015 – 2018)

● Director, Entrepreneurship for All (EforAll) (2020 – present)

● Member of CNBC’s Workforce Executive Council (2021 – present)

Education

● John F. Kennedy University, MA, Organizational Development and Management

● University of California, BA, Social Sciences (Emphasis in Human Resources Management)

Ms. Johnson joined our Board in January 2022 with more than 30 years’ experience in strategy transformation, human capital management, and operational excellence in multiple industries. She is an accomplished human capital transformational leader championing initiatives that transform the mindsets and behaviors that shape a culture. Ms. Johnson has extensive human capital management experience acquired from her previous HR leadership roles with several large organizations. Her expertise in organizational development and management provides the Board with a fundamental view on employee experience, talent acquisition, development, and diversity, equity, and inclusion. Ms. Johnson was recognized by The California Diversity Council as one of California’s Most Powerful & Influential Women.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

   Cybersecurity

● Financial Acumen

● Risk Management

● ESG/Sustainability

● Mergers & Acquisitions

Board Committees

● Audit

● Corporate Governance and Nominating (Chair)

Principal Occupation and Directorships

● Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - 2020)

Education

● Wayne State University Law School, JD cum laude

● Michigan State University, BA (High Honors), Finance

Mr. Larkin is an attorney with 28 years of experience in a business law practice. He retired in January 2020 as a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions, and joint ventures. Mr. Larkin currently serves on the board of two not-for-profit organizations and one for-profit private corporation. He brings to the Board a valuable combination of complex problem-solving skills, legal and governance expertise, and global experience.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Acumen ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

23

Proposal 1: Election of Directors

Board Committees

● Audit (Chair)

● Compensation and Talent Management

Principal Occupation and Directorships

● President and CEO, Murphy Consulting, Inc. (2008 - present)

● Certified Public Accountant

● Member of AICPA’s Governing Council (2000 - present)

● Member of NACD Advisory Councils on Audit Committee Issues and Risk Oversight (2012 - present)

● Director, Detroit Legal News Company (2012 - present)

Education

● University of Michigan, BBA, Accounting

Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, LLP, a national accounting firm. The Board determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. She brings to the Board analytical capability, understanding of the economics and strategic elements of business, and expertise in enterprise risk management and cyber security. In honor of her dedication to the highest standards of director education and ongoing learning, Ms. Murphy has received both the NACD Directorship Certification and the American Institute of Certified Public Accountants’ (AICPA) Cybersecurity Fundamentals for Finance and Accounting Professionals certification.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Industry

● Technology/Digitization/

   Cybersecurity

● Financial Expert

● Risk Management

● Legal/Corporate

   Governance

● Mergers & Acquisitions

24

Corporate Governance

Compliance with Nasdaq Independence Standards for Non-Controlled Companies

Nasdaq, on which the Company’s common stock is listed, established exemptions from its governance requirements for “controlled companies,” defined as companies in which a single person, entity, or group holds more than 50% of the voting power for the election of its directors. The Company is a “controlled company” by virtue of the fact that Trust K, discussed below, has the power to vote approximately 93.9% of the Company’s outstanding shares of Class B Common Stock.

In keeping with the Company’s historic recognition of the importance of having a majority of independent directors, the Company elected to comply voluntarily with all the Nasdaq listing standards that otherwise do not apply to controlled companies. Thus, a majority of the Board are independent directors and all members of the three Board Committees, Audit, Compensation and Talent Management, and Corporate Governance and Nominating, are independent.

Prior to his death in October 2018, Terence E. Adderley, our former Chairman, was the trustee of Trust K. Upon his death, Trust K became irrevocable and, in accordance with the provisions of the trust, Andrew H. Curoe, David M. Hempstead, and William U. Parfet were appointed as successor trustees (the “co-trustees”). The co-trustees act by a majority vote when making investment decisions with respect to the voting shares held by Trust K. The co-trustees, acting as a majority, have sole voting and investment authority over Trust K and cannot be removed or replaced by the beneficiaries of Trust K.

William U. Parfet, a co-trustee, is the brother of Donald R. Parfet, Chairman of the Board. In determining that Donald R. Parfet is an independent director, the Board considered, among other things, that Donald R. Parfet and William U. Parfet are financially independent of one another, that the co-trustees are required to act by majority vote and that none of the co-trustees serves as an officer or director of the Company or has any personal financial interest in Trust K that could benefit from actions taken by the Board.

Role of the Board of Directors

The Board bears responsibility for the oversight of management on behalf of shareholders in order to ensure long-term value creation. In that regard, the Board oversees and provides guidance for the Company’s business, property, and affairs. On an ongoing basis, the Board oversees management’s development and implementation of the Company’s strategy and business planning process, and monitors performance relative to the achievement of those plans. The Board sets the tone at the top to support a corporate culture that emphasizes ethical standards, professionalism, integrity, and compliance. The Board and its committees consider long-range strategic issues and material risks facing the Company, together with management’s actions to address and mitigate these risks; oversee corporate policies and processes to promote and maintain the integrity of the Company’s financial reporting and controls, legal and ethical compliance, and relationships with customers and suppliers; review the Company’s sustainability practices and strategies; and provide oversight relative to the compensation of senior management, leadership development, and management succession planning.

As part of its oversight of the strategic direction of the Company, senior leadership presents to the Board at the beginning of each year the annual business plans for each business unit and the consolidated annual business plan for the Company as a whole. At each subsequent meeting throughout the year, management shares quarterly performance results for each business unit and the whole Company, and the Board discusses how these outcomes compare to the annual plans. Each year, the Board engages in a two-day offsite strategic planning meeting with management where it conducts a comprehensive review and discussion of the Company’s strategic direction and goals over the short-, medium-, and long-term, as well as management’s plans to achieve such goals. At least twice each year, the business unit presidents provide an in-depth review and update of their businesses to the Board, which includes a review of the strategic goals of the business and business performance relative to business strategy.

25

Corporate Governance

Board Leadership and Governance Structure

The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. At the present time, the Board has determined that the roles of the Chairman of the Board and the Chief Executive Officer should be separate, with the Chairman being an independent director, because that structure affords independent Board leadership and allows the Chief Executive Officer to concentrate on the Company’s business. Donald R. Parfet serves as Chairman of the Board and Peter W. Quigley serves as Chief Executive Officer.

The Chairman of the Board’s duties include consulting with and advising our Chief Executive Officer, presiding over meetings of the Board and, together with our Chief Executive Officer, presiding over meetings of shareholders. The Chairman of the Board’s duties also include providing effective leadership to the Board including ongoing monitoring of its performance, compliance with governance requirements and best practices, serving as liaison among the Chief Executive Officer and the independent directors, establishing the annual schedule for Board meetings (in consultation with the Chief Executive Officer), developing and approving agendas for Board meetings, working with the Chief Executive Officer to ensure that information flows to the Board to facilitate understanding of, and discussion regarding, matters of interest or concern to the Board, approving the information sent to the Board for meetings, establishing the schedule and agendas for and presiding over meetings of the independent directors in executive session, providing feedback to the Chief Executive Officer on those executive sessions, authority to call and preside over special meetings of the Board, and facilitating discussions among directors on key issues outside of Board meetings.

In the event that the Chairman of the Board is not an independent director, the Company’s Corporate Governance Principles provide that the independent directors will elect one of their number to serve as Lead Director and fulfill many of the Chairman of the Board’s current responsibilities.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include: providing leadership to the Company’s management team; developing and presenting to the Board the Company’s strategy and long-term plans, medium-term plans and annual budgets, and within this framework, the performance of the business; complying with legal and corporate governance requirements, making recommendations on the appointment and compensation of executive officers, management development, and succession planning; representing the Company externally; consulting with the Chairman of the Board about developments in the Company; and communicating with all directors about key issues outside of Board meetings.

Committees of the Board

The Board established three standing committees: Audit Committee, Compensation and Talent Management Committee, and Corporate Governance and Nominating Committee. Each committee functions under a written charter adopted by the Board, which is available on the Company’s website at kellyservices.com or to any shareholder who requests a copy. The members, responsibilities, and the number of meetings each of these committees held in 2022 are shown below.

Audit Committee All Independent	Compensation and Talent Management Committee All Independent	Corporate Governance and Nominating Committee All Independent

26

Corporate Governance

Audit Committee

Members: All Independent

Leslie A. Murphy (Chair)

Gerald S. Adolph

Robert S. Cubbin

Amala Duggirala

Terrence B. Larkin

Meetings in 2022: 6

The Board unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Cubbin and Ms. Murphy each has the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Key Responsibilities:

•  Oversees and reports to the Board with respect to the quality, integrity, and effectiveness of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

•  Appoints, compensates, and evaluates the qualifications, independence, and performance of the independent auditor

•  Oversees the performance of the internal audit function, including the Chief Audit Executive (“CAE”)

•  Oversees the Company’s Enterprise Risk Management Program

•  Reviews and discusses with management the Company’s major financial, security, and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures

•  Monitors the Company’s compliance with legal and regulatory requirements

•  Oversees sustainability/ESG disclosures, controls, processes, and assurance

•  Reviews and approves related party transactions

•  Serves as the Company’s Qualified Legal Compliance Committee with respect to reports of potential material violations by the Company or its officers, directors, employees, or agents, of applicable U.S. federal or state law or fiduciary duty arising under such law, and of the Company’s policies including the Code of Business Conduct and Ethics

•  Reviews and approves Internal Audit’s budget and resource plan

•  Regularly holds separate sessions with Kelly’s management, internal audit, and PricewaterhouseCoopers

27

Corporate Governance

Compensation and Talent Management Committee
Members: All Independent Robert S. Cubbin (Chair) Gerald S. Adolph InaMarie F. Johnson Leslie A. Murphy Meetings in 2022: 8

Key Responsibilities:

•  Develops the Company’s compensation philosophy

•  Designs and administers the Company’s executive compensation programs and policies that are aligned with business and compensation objectives

•  Determines annually, for senior officers (including the CEO), corporate and business unit goals and establishes the level of performance that must be achieved for each

•  Evaluates and determines the compensation of the CEO, senior officers, and Section 16 officers

•  Reviews stock ownership requirements for senior officers and Board members and compliance with the requirements

•  Reviews and makes recommendations to the Board concerning director compensation

•  Reviews and advises the Board concerning CEO and senior officer succession planning and developmental opportunities

•  Reviews and makes recommendations to the Company’s ESG Strategy and related risk management policies and procedures relative to human capital management

•  Appoints, compensates, and oversees the work performed by an independent compensation or legal advisor

•  Oversees the Company’s strategies, initiatives, and programs related to human capital management and determines their effectiveness, including with respect to diversity, equity, and inclusion, workplace and culture, benefits and well-being, employee engagement, performance management, and talent recruitment, development, and retention

Compensation and Talent Management Committee Interlocks and Insider Participation

During 2022, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers served on the Company’s Compensation and Talent Management Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation and Talent Management Committee.

28

Corporate Governance

Corporate Governance and Nominating Committee
Members: All Independent Terrence B. Larkin (Chair) Gerald S. Adolph Robert S. Cubbin Amala Duggirala InaMarie F. Johnson Meetings in 2022: 6

Key Responsibilities:

•  Develops and oversees compliance with the Company’s Corporate Governance Principles

•  Reviews and makes recommendations to the Board with respect to corporate governance matters generally

•  Engages in succession planning for our Board of Directors

•  Makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

•  Identifies and assesses the independence, backgrounds, and skills required for members of the Board and Board committees

•  Identifies, considers, and recommends, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s Annual Meeting

•  Oversees the orientation and education of new directors

•  Oversees the annual evaluation process of the Board and Board committees, as well as the director peer review

•  Oversees and periodically reports to the Board on matters concerning the Company’s Corporate ESG Strategy including corporate responsibility and sustainability performance

•  Reviews and makes recommendations to the Board regarding corporate governance trends, best practices, and regulations applicable to the corporate governance of the Company

Executive Leadership

The Board is committed to ensuring that the Company has the right executive leadership team in place. Under our Chief Executive Officer’s leadership, the Company has transformed the management team by elevating strong internal talent while bringing in people with the experience and skills necessary for our success.

The following lists our executive officers as of April 17, 2023. Additional biographical information for each of our executive officers can be found at kellyservices.com.

Name	Age	Biographical Information

Peter W. Quigley President and Chief Executive Officer	61	Mr. Quigley served as Executive Vice President, President, Global Staffing, and General Manager, Global Information Technology, Global Business Services and Global Service from May 2017 through September 2019. He served as the Company’s Chief Administrative Officer and General Counsel from May 2015 to May 2017, General Counsel from January 2013 to May 2015. Mr. Quigley led the Company’s Global Client Relationships group from January 2008 to December 2012 and served in multiple roles including Sr. Director of Service, Vice President, Contract Administration, and Vice President, Associate General Counsel from the time he joined the company in November 2002 until December 2007. Prior to joining the Company, Mr. Quigley held a variety of roles at Lucent Technologies and AT&T Corporation.

Olivier G. Thirot Executive Vice President and Chief Financial Officer	62	Mr. Thirot served as the Company’s acting Chief Financial Officer from March 2015 to January 2016 when he was appointed Chief Financial Officer. He served as the Company’s Senior Vice President and Chief Accounting Officer from September 2014 to March 2015. Mr. Thirot was Vice President, Finance for the Company’s EMEA business beginning in 2008 when he joined the Company and assumed added responsibility for the APAC business in 2011. Prior to joining the Company, he worked at L. Raphael as Chief Financial Officer and prior to that, he spent 18 years with Bacardi, LTD in various leadership positions.

29

Corporate Governance

Name	Age	Biographical Information

Peter M. Boland Senior Vice President Chief Marketing Officer	59	Mr. Boland has served as the Company’s Chief Marketing Officer since January 2018. Prior to joining the Company, he was Senior Vice President, Brand Marketing for Charles Schwab from January 2012 to June 2017. Mr. Boland held several positions at BlackRock including Managing Director, Head of Global Brand Marketing from June 2011 to December 2011; Managing Director, Brand Marketing iShares from December 2009 to August 2011, and Senior Director, Brand Marketing iShares from December 2006 to November 2009.

Amy J. Bouque Senior Vice President Chief People Officer	54	Ms. Bouque has served as the Company’s Chief People Officer since September 2020. Prior to joining the Company, she spent 12 years with Ally Financial Inc in several roles, serving as Executive Director of Talent Management from January 2016 to September 2020, Senior Director, Human Resources January 2014 to January 2016, Director, Talent Acquisition from January 2012 to January 2014, and Director, Human Resources from June 2008 to January 2012. Prior to that she worked for DTE Energy from 2004 to 2008.

Tammy L. Browning Senior Vice President President, KellyOCG	49	Ms. Browning most recently served as Senior Vice President and Vice President and Managing Director, GTS Talent Fulfillment from October 2018 to July 2020. She rejoined the Company in April 2017 as Integrated Vertical Lead after leaving in 2010 to join Yoh as Senior Vice President of their U.S. Operations. During her previous tenure with the Company, Ms. Browning served as Americas Product Group Leader from September 2009 to February 2010, West Region Manager from May 2006 to September 2009, Branch Manager from April 2004 to May 2006, and Sales Manager from February 2003 to April 2004.

Timothy L. Dupree Senior Vice President President, Kelly Professional & Industrial	46	Mr. Dupree most recently served as the Company’s Senior Vice President and Chief Growth Officer from January 2020 to January 2021. He served as Vice President and Managing Director, Global Service from August 2017 through December 2019, Vice President, Global Solutions Design from October 2014 to August 2017, Vice President, Global Talent Supply Chain Management from November 2013 to October 2014, Director and Vice President, Global Solutions from January 2009 to November 2013, Sr. Manager and Manager, Corporate Accounts from March 2004 to December 2008, and Recruiting & Sales Manager from August 2000 to April 2004.

Dinette Koolhaas Senior Vice President President, Kelly International	54	Ms. Koolhaas previously served as Vice President, EMEA Operations from September 2013 to February 2017, at which time she took on Managing Director responsibilities for EMEA until July 2020 when she took on her current role. Prior to that, she was Vice President and Regional Manager of Western Europe from June 2008 through August 2013. Prior to joining the Company in 2008, Ms. Koolhaas served in various roles with USG People.

Daniel Hugo Malan Senior Vice President President, Kelly Science, Engineering, Technology & Telecom	53	Mr. Malan has served as the Company’s President of Science, Engineering, and Technology since March 2020. Prior to that he worked at EmployBridge for three years, serving as President of its Commercial Business from December 2016 to July 2018 before being named Chief Operating Officer in August 2018 through November 2019. From November 2014 to November 2016, Mr. Malan was Executive Vice President and President, North America Staffing for CDI Talent and Technology Solutions, and from March 2009 to October 2014 served as Senior Vice President and President of operating units for Sears Holdings.

Darren L. Simons Senior Vice President Chief Digital Officer	52	Mr. Simons has served as Kelly’s Chief Digital Officer since July 2021. Prior to that he served as the President at RDI Global Solutions from July of 2020 to July 2021. Mr. Simons was the President at Cielo from May 2019 to July 2020 and served as Senior Vice President and President at CDI from May 2014 to April 2019.

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Name	Age	Biographical Information

Nicola Soares Senior Vice President President, Kelly Education	54	Ms. Soares has led the Education business since joining the Company in November 2010. Prior to that, she was Vice President, Marketing and Sales NBC Learn for NBC Universal from May 2007 through December 2009. She also held various positions at McGraw-Hill Education including Vice President, National Sales Manager K-12, Vice President of Product Innovation and Director of Marketing, Secondary Social Studies from November 1996 through May 2007. Early in her career, Ms. Soares spent five years as a public-school educator teaching at both middle and high school levels.

Vanessa P. Williams Senior Vice President General Counsel and Assistant Secretary	51	Ms. Williams has served as General Counsel since joining the Company in September 2020. Previously, she worked from July 2006 to September 2020 in a variety of roles for IHS Markit including Senior Vice President, Legal, Risk and Compliance; Vice President, Divisional General Counsel-Transportation; Vice President, Chief Legal Counsel and Global Privacy Officer (IHS, Inc.); Vice President and Deputy General Counsel and Chief Compliance Officer; Deputy General Counsel; and Associate General Counsel (R.L. Polk & Co.).

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Corporate Governance

Risk Governance and Oversight

Risk is inherent in business, and while management is responsible for managing risk, the Board’s oversight, assessment, and decisions regarding risks occur in conjunction with the other activities of the Board and its committees.

Risk Governance and Oversight Responsibilities

Board of Directors

Oversees consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. The Board is kept apprised of its committees’ risk oversight activities through reports from the committee chairs presented at regular Board meetings. These reports and Board attention focus on risk management strategy and risks of greatest significance and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite. Risk oversight is also addressed as part of the full Board’s regular oversight of strategic planning.

Audit Committee	Compensation and Talent Management Committee	Corporate Governance and Nominating Committee

•  Plays a key role in the Board’s risk oversight process, particularly with respect to risks that could have a financial impact, such as financial reporting and disclosure, accounting practices, internal controls, conflicts of interest, compliance with legal and regulatory requirements, and cybersecurity, and assess the steps and processes management has implemented to monitor and control such exposure

•  Oversees the Company’s overall risk management governance structure, risk assessment, and enterprise risk management processes

•  Oversees risks associated with information technology security, cybersecurity, and data privacy, and breach preparedness and response plans

•  Reviews all quarterly and annual reports, including any disclosure of risk factors affecting the business

•  Oversees the performance of the Company’s Internal Audit function including Chief Audit Executive (“CAE”)

•  Reviews and approves Internal Audit’s budget and resource plan

•  Monitors the qualifications, performance, and independence of the Company’s independent auditors

•  Oversees our compensation plans, policies, and practices to ensure alignment with our Executive Compensation Risk Assessment Framework

•  Reviews the Company’s compensation program risk assessment for employee compensation programs and reports to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company

•  Together with the Committee’s independent consultant, provides input to management regarding their annual assessment of potential risks created by our compensation plans, policies, and practices

•  Sets performance goals under our annual and long-term incentive plans that provide an appropriate balance between the achievement of short- and long-term performance objectives, with emphasis on managing the sustainability of the business and mitigation of risk

•  Manages risk associated with CEO and senior officer succession planning

•  Oversees management of risks related to the Company’s human capital

•  Oversees the Company’s Clawback Policy

•  Manages risk associated with governance issues, such as the independence of the Board and its committees, Board and committee effectiveness and organization, corporate governance, and director succession planning

•  Maintains Corporate Governance Principles and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards and the Company’s Code of Business Conduct and Ethics and Insider Trading Policy

•  Annually reviews the Company’s ESG Strategy, initiatives and policies related to sustainability and corporate responsibility and monitors associated risk (including reputational)

•  Reviews the skills and experience of the Board and its committees on a regular basis, and as needed for potential candidates to serve on the Board, to ensure the diversity and relevant experience necessary for an effective Board

•  Oversees emergency succession planning for the CEO and Chairman

•  Oversees the orientation and education of directors to ensure clear understanding of their Board responsibilities and recommends continuing education programs, as appropriate.

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Management

Management assesses and manages critical risks, including the execution of the Company’s Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions in collaboration with the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”), are responsible for risk assessment and mitigation. The Chief Risk Officer reports directly to the Company’s Senior Vice President, General Counsel and Assistant Secretary (“General Counsel”). For ESG-related risk, the Company maintains the ESG Advisory Committee to oversee goals and progress toward achievement of goals as established by the ESG team. The ESG Advisory Committee meets monthly and includes the following members from cross-functional areas of the organization: the Company’s General Counsel, Chief Financial Officer, Chief People Officer, Chief Risk Officer, Corporate Secretary, Chief Diversity Officer, Chief Accounting Officer, Chief Audit Executive, and the Corporate Sustainability & ESG Lead. The General Counsel reports results of the ESG Advisory Committee reviews to the Corporate Governance and Nominating Committee on a quarterly basis.

With respect to the risk assessment of the Company’s compensation programs, management is responsible for the framework and approach as outlined below under Risk Assessment of Employee Compensation Programs.

Enterprise Risk Management Program

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team, among other activities, performs assessments of risks to the Company, participates in the development and execution of mitigation programs for critical risks, facilitates the corporate risk appetite and tolerance statement, oversees the privacy governance function, provides risk assessment and guidance related to cybersecurity, and assists in the integration of risk concepts within the Company’s strategic planning process and in alignment with the functional and business risk owners.

The ERM team reports its findings to the Audit Committee on a quarterly basis, providing both written reports and periodic in-person presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cybersecurity, data privacy, strategic risk management, integration of risk appetite practices into the Company’s ongoing operations, wage-hour risk management, third-party risk management, and improvements to the Company’s compliance governance practices.

The Company’s Information Technology and Internal Audit groups provide regular quarterly updates to the Audit Committee with respect to the Company’s proactive approach to cybersecurity and other compliance controls. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed; data, corporate information, and other assets are safeguarded; business processing infrastructure and applications are maintained; and all risks are mitigated to the extent practicable. The Company’s ERM program provides ongoing risk identification, oversight, guidance, and mitigation in coordination with the Company’s Information Technology group. These teams coordinate on cybersecurity and privacy governance, which oversees the Company’s approach to information security, privacy, data governance, and IT infrastructure. This includes internal monitoring to proactively identify potential security threats, maintenance of access controls, asset management, response and recovery activities, and training and awareness programs. The company’s training program provides specialized training on a quarterly basis to employees and directors, including mandatory new hire cyber and privacy training, two focused cyber trainings per quarter, and monthly training exercises for identifying phishing attempts. Evaluation of these practices is reported to the Audit Committee on a quarterly basis, where the Audit Committee provides oversight on the Company’s management of cybersecurity risk.

In addition to the reports submitted quarterly by the Company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports on the effectiveness of the Company’s risk identification, prioritization, and mitigation processes to the Audit Committee.

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Recently, the ERM team has played a key role in the Company’s response to various global crises, including the COVID-19 pandemic and the Russian invasion of Ukraine. During the COVID-19 pandemic, the Chief Risk Officer and other senior officers stayed in constant contact with the Board, providing updates on the COVID-19 situation and its impact on the Company at special and regularly planned meetings. During these discussions, the Board provided guidance and support for the Company’s initiatives to mitigate the risks presented by the pandemic and its impact on global markets. Likewise, as tensions increased in Eastern Europe in early 2022, the Chief Risk Officer and other senior officers discussed potential geopolitical scenarios and their impacts on cybersecurity, corporate operations, and global markets with the Board. The guidance, oversight, and support provided by the Board during these discussions served to enhance the risk mitigation techniques used by the Company upon the outbreak of conflict in the region.

INFORMATION SECURITY AND BUSINESS CONTINUITY
Emergency Management Team Global, interdepartmental group is empowered to quickly make strategic decisions in response to critical events that affect our employees and facilities.	Third Party Risk Management Critical engagements with vendors and partners are monitored for their cyber risk to reduce the potential for exposure from third parties.

Business Continuity Plan Testing

Kelly’s Business Continuity and IT Disaster Recovery programs are tested at least annually. Most recently, the Business Continuity Plan and the Disaster Recovery Plan were tested in August 2022. These plans have performed successfully in both practice and real-world scenarios.

Training and Awareness

Employees are trained on industry-specific cybersecurity threats and are tested to identify common attack vectors, including business email compromise, domain spoofing, social engineering, and other phishing techniques.

Cyber Governance Kelly uses external frameworks to assess the Company’s cybersecurity maturity as well as internal governance structures to mitigate cybersecurity risks.

External Assessments

Kelly has adopted the National Institute of Standards and Technology Cybersecurity Framework, commonly referred to as NIST CSF, to measure our cyber maturity and continuously strengthen our program. Kelly is assessed to NIST CSF by a third-party firm at least annually. Kelly has also aligned this with NIST SP 800-53 Security and Privacy Controls for Information Systems and Organizations.

Risk Assessment of Employee Compensation Programs

Annually, at its February meeting, the Compensation and Talent Management Committee reviews management’s Compensation Program Risk Assessment Report. The report is prepared by the Company’s Compensation group and reviewed by the Company’s Chief Risk Officer. The review and update of the Executive Compensation Program Risk Assessment Framework occurs, as needed, to ensure a robust and comprehensive assessment process. In addition, the Board’s independent compensation consultant reviewed the assessment prepared for the executive compensation section of the report.

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The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following guiding factors:

• Short- and long-term incentive performance measures and equity award types do not encourage excessive risk-taking

• A balanced compensation structure that includes an appropriate mix of fixed and variable cash and equity; with a balance of short- and long-term incentive opportunities

•  Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top line vs. bottom-line metrics; and use annual and long-term measures that complement each other

• Well-designed plans that do not include steep payout curves, uncapped incentive payouts, or misaligned payout timing

• Incentive plans tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

• A thorough and qualitative assessment of the achievement, quality, and sustainability of results

• Benchmarked incentive plan payouts relative to performance, to ensure competitive practices in comparison with a representative peer group and general industry

•  Implementation of risk-mitigating features such as a clawback policy that applies in certain circumstances (e.g., the restatement of financial results) and a policy that requires a portion of the shares received from incentive award payouts to be retained by the participants through ownership/retention requirements

•  Incentive plan governance includes involvement at a variety of levels from the Compensation and Talent Management Committee to various corporate functions including Corporate Governance, Compensation, Finance, HR, Legal, and the Committee’s outside compensation consultant

•  Potential risk discussed with the Compensation and Talent Management Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s Annual Proxy Statement

To assess the risk of employee compensation programs below the executive level, the Company’s Compensation group implemented an internal Governance Committee to review and approve plan design and address any significant issues that arise. The Governance Committee utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider alignment to the Company’s strategy and risks associated with the following elements of the design and implementation of each incentive plan:

•

linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

•	modeling, approval, and communication of incentive plans;

•	calculation, audit, approval, and communication of incentive payments; and

•	annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2022 Compensation Program Risk Assessment Report, the Compensation and Talent Management Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

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Kelly’s Corporate Sustainability and ESG Strategy – Growing with Purpose

Kelly recognizes the critical importance of sustainability in addressing the world’s most pressing environmental and social challenges. We are determined to lead in promoting sustainability in our industry and beyond. Kelly’s approach is based on the concept of creating shared value. We aim to create economic value by addressing societal needs and going beyond traditional corporate social responsibility. Our focus on sustainable growth helps us manage risks efficiently while we continue to develop long-term business opportunities.

In 2022, our Corporate Sustainability and Environmental, Social, and Governance Strategy (“ESG Strategy”) was primarily focused on strengthening relationships and alignment between our key corporate functions and business teams, which continue to set the stage for our ambitious goals moving forward. From strengthening relationships with stakeholders through community outreach initiatives and employee volunteering to eliminating barriers to accessing work opportunities with programs like Equity@Work, we consistently create shared value.

Our ESG Strategy is integrated into Kelly’s growth strategy. It focuses on six core pillars responding to stakeholder expectations and critical risks and opportunities across environmental, social, and governance issues. These core pillars are aligned to nine United Nations Sustainable Development Goals (“UN SDGs”) and support all programs and initiatives within our Corporate Sustainability and ESG strategy to ensure that internal resources and activities positively impact our triple bottom line.

Stakeholder engagement: We continually engage with diverse stakeholders through various ongoing initiatives and activities to better understand their concerns and deliver added value of our services.

Materiality: Our ESG Strategy is anchored in a formal materiality assessment that analyzes environmental, social, and governance issues with respect to stakeholder relevance, the severity of risk, and the impact on our business success. Materiality is updated every three years. Our latest materiality assessment was conducted in 2021 through surveys, with participation from a group of diverse stakeholders representing suppliers, customers, Kelly employees, talent, and other stakeholders. Kelly’s most recent materiality assessment considered a double materiality analysis to assess the level of risk that each ESG issue could have on the business from a financial and non-financial perspective, including our license to operate and impact on the overall value of our organization.

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Board Oversight: Consistent with Corporate Governance best practices, Kelly’s ESG Strategy is overseen by the full Board together with multiple Board Committees that oversee specific ESG areas, e.g., oversight of cyber risk and security by the Audit Committee; talent attraction, retention, and compensation oversight by the Compensation and Talent Management Committee; and Corporate Governance by the Corporate Governance and Nominating Committee. Management reports to the Board through an ESG Advisory committee, comprised of a cross-functional leadership team chaired by the Corporate Sustainability and ESG Lead.

2022 Goals and Achievements

Beginning in 2022, our strategy shifted focus to long-term sustainability goals. These goals address the interconnected challenges of social, economic, and environmental sustainability, and are intended to balance the needs of present and future generations.

Our goal moving forward is to continue to report on progress towards greater objectives, and to show transparency and accountability in our actions. We firmly believe that sustainability is a process that requires many internal and external efforts to succeed.

Environmental:

Our environmental initiatives focus on providing safe and sustainable work environments by quantifying and mitigating the environmental footprint of our operations, prioritizing energy efficiency in our workplaces, and promoting practices that foster a culture of preservation, conservation, and waste reduction.

2022 Goals

•	Adjust Green House Gas (“GHG”) emission reduction targets, including the additional sources of emissions included in this year’s report.

•	Progress:

•	Adjusted our carbon emissions and expanded the approach of Scope 1 and 2 to additional locations with operational control.

•	Develop a climate strategy to mitigate, remove, and compensate for our impact, and align emission reduction targets with science to limit global warming to a 1.5°C ambition level by 2050.

•	Progress:

•

In 2022, we conducted our first climate risk assessment to prioritize actions to reduce risks and find opportunities that align with our business strategy. We used a Climate Change scenario approach to hypothetically represent future conditions and impacts of climate change based on a set of assumptions and conditions. These scenarios help us explore different possible outcomes and inform decision-making and planning.

•	Increase transparency on climate disclosure metrics, including integrating climate risk analysis and Task Force on Climate-Related Financial Disclosure (“TCFD”) disclosures in the next three years.

•	Progress:

•

We continue to report on progress and increase our transparency surrounding the environmental disclosures by our target of 2025 through our Corporate Sustainability and ESG report, CDP (formerly known as Carbon Disclosure Project), and other external assessments that evaluate our performance.

•	Deliver continual advancement of workplace safety solutions and performance across our specialty businesses.

•	Progress:

•	Since 2010, Kelly has maintained our zero-injury program, Absolute Zero.

•

In 2022, Kelly outperformed our peers in the staffing industry by 89% Total Recordable Incident Rate (“TRIR”) and 88% Days Away/Restricted and Transferred Incident Rate (“DART”) compared to 2021 Bureau of Labor Statistics (“BLS”) industry averages. Current year industry averages were not available at the time of publishing.

•	Kelly has two Certified Safety Professionals (“CSPs”) on staff to serve as a resource to our clients and talent.

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Additional 2022 achievements

•	Recycled over 33.85 tons of paper through our vendor recycling program, saving over 620 trees, 200,100 gallons of water, and 127,800 kWh of energy.

•	13.48 tons of e-waste diverted from landfills, and over 2,100 units remarketed in partnership with Dynamic.

Social:

Kelly strives to connect people to meaningful work opportunities that enrich lives and contribute to communities where they live and work. We envision a more inclusive and equitable workforce that creates better access, opportunities, fair treatment, and advancement for all people. This is our promise. This drives our actions and allows us to create shared value for all our stakeholders.

2022 Goals

•	Increase stakeholder engagement through social impact initiatives that align with our business strategy

•	Progress:

•	Equity@Work as a shared value proposition.

•

In Q2, Kelly conducted the second annual Equity@Work survey to identify barriers and untapped talent pools to increase talent opportunities. One thousand U.S. individuals gave their input, with a vast majority saying equity at work is important and they will likely seek job opportunities at companies committed to tearing down barriers at work.

•

We redesigned our volunteer engagement strategy and integrated technology to support global reach. Additionally, our Engage corporate volunteering program offers a skills-based toolkit to support volunteers and beneficiaries when involved in career readiness projects.

•	In 2022, we achieved over 7,800 hours of volunteering, engaging more than 1,000 employees in the U.S. and Canada.

•	Maintain stakeholder engagement with our interest groups

•	Our Kelly employee engagement survey showed a three-point increase in employee engagement score.

•	Reduce inequalities through enhanced internal processes

•	Progress:

•	Ongoing pay equity and compensation review and reporting process (pay grade transparency)

•	Continue to identify and breakdown systemic barriers to full inclusion

•

KellyOCG conducted the annual workforce report Re:Work to identify the market forces shaping talent attraction and retention, such as work-life balance, progression opportunities, and uncompetitive pay and benefits. And we adjusted the Company’s Learning and Human Management systems to leverage technology solutions for increasing employee engagement.

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•	Accelerate DEI efforts

•	Progress:

•	Promote a culture where each employee is accountable for creating an environment of respect, value, and inclusion, which reinforces a feeling of belonging where everyone can thrive

•	For the fifth consecutive year, Kelly received a top score on the Human Rights Corporate Equality Index 2022.

•

Our eight Affinity Groups bring together over 900 people with similar backgrounds and interests and gives them a platform to voice their experiences. In 2022, they conducted a total of 86 events such as:

•	Listening sessions and Human Rights Forum;

•	Mental Health programs;

•	Financial Health programs; and

•	Let’s Celebrate – a multicultural Affinity Group celebration to share holiday traditions, cultural expressions, and ethnic cuisine.

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Corporate Governance

•	Workforce: attract, hire, and develop a diverse workforce for Kelly and our clients

•

Introduced the Kelly ACE technology platform, the new Recruiting Process Outsourcing (“RPO”) solution that provides a chatbot to guide candidates through the application process creating a smoother, faster, and more intuitive way to apply for jobs, while allowing our customers access to top talent. The platform balances technology and human engagement to guide candidates through the application process and provide real-time feedback to reduce drop-off while improving the recruiting experience. Additionally, this solution aims to support employers in redesigning the candidate/employee experience to attract the talent they need.

•	Marketplace: scaling efforts and partnering to amplify equitable opportunities and enriching work for all

•	Our Diverse Global Supplier Network connected approximately 480 diverse and underrepresented suppliers to our Kelly network in 2022.

Additional 2022 achievements

•

Kelly employees contributed over $162,000 USD towards charitable organizations, including our Kelly Relief Fund and Ukraine humanitarian efforts. In addition, over 540 employees contributed nearly $80,000 USD towards charitable giving opportunities during Kelly’s annual benefits enrollment.

•

The Company donated over $89,000 USD towards social investment programs and charitable organizations, committed to increasing education, training, and employment networking opportunities for underserved talent. By investing in local organizations aligned with our business strategy and core values, we increase our shared value and leverage our effort for providing inclusion and equality for the workforce.

Governance:

Kelly is committed to doing the right thing; conducting ourselves in a legal, ethical, and trustworthy manner; strictly upholding our regulatory obligations in every country we operate and complying with the letter and spirit of our business policies and values. Our commitment is to hold ourselves accountable for our actions and goals.

2022 Goals

•

Growing with Purpose – Corporate Sustainability and ESG report production, in accordance with Global Reporting Initiative (“GRI”) standards, Sustainability Accounting Standards Board (“SASB”), United Nations Global Compact (“UNGC”), and Securities and Exchange Commission (“SEC”) disclosures.

•	Progress:

•	2021 ESG report published in May 2022

•	Continued training and acknowledgment of our global policies.

•	Progress:

•	95% of employees signed our Code of Business Conduct and Ethics.

•	90% of employees completed global policy training on business ethics and human rights topics.

•	Compliance with new and updated legislations and standards in all our territories.

•	Progress:

•

Adoption of international standard procedures to ensure ongoing compliance with the European Union’s General Data Protection Regulation (“GDPR”), California’s Consumer Privacy Rights Act, and all other data privacy laws and regulations in the countries where we do business.

•

In 2022, we continued ongoing efforts to strengthen Kelly’s protection around personal data with updates to our Information Security policies to ensure the highest information security standards across our network.

Additional 2022 achievements

•

Kelly participates in external assessments such as EcoVadis to analyze our performance and identify enhancement opportunities, while providing a consistent and transparent measurement for the impact of our ESG Strategy. According to EcoVadis, their rating covers a broad range of non-financial management systems including Environmental, Labor & Human Rights, Ethics and Sustainable Procurement impacts. For the fifth consecutive year, Kelly has been recognized in the “Silver” category by EcoVadis, placing us in the top 5% of companies rated in the Temporary employment agency activities industry.

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Corporate Governance

Human Capital

Kelly is a talent solutions company dedicated to connecting people to work in ways that enrich their lives, and our employees are critical to achieving this noble purpose. To compete and succeed in a highly competitive and rapidly evolving market, it is crucial that the Company attracts and retains experienced internal employees, as well as the talent we put to work for our customers. As part of these efforts, we strive to offer competitive total rewards programs, promote employee development, foster an inclusive and diverse environment, and give employees the opportunity to give back to their communities and make a social impact.

The Company is committed to the health, safety, and wellness of our employees and talent. The success of our business is fundamentally connected to the well-being of our people. Accordingly, we implement policies and practices that align with applicable laws and regulations and are in the best interest of our employees and talent, and the communities in which we operate.

As of January 1, 2023, we employed approximately 4,800 staff members in the United States and an additional 2,700 in our international locations. The Company’s retention rates for employees identified as high performing and high potential employees align with our comparable benchmark.

In addition to our internal employees, the Company recruits talent on behalf of customers on a global basis. In 2022, we placed more than 300,000 individuals in positions with our customers. Kelly remains the employer of record for our talent working at customer locations. This means the Company retains certain responsibilities associated with all assignments (including ensuring appropriate health and safety protocols in conjunction with our customers), wages, benefits, workers’ compensation insurance, and administration and payment of the employers’ share of applicable payroll taxes. We also offer our Kelly talent access to competitive health and benefit programs while they are working with us.

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Corporate Governance

The Company is committed to providing employees with competitive, equitable, and fiscally responsible total rewards opportunities, aligning employee and shareholder interests with strong pay-for-performance linkages that include a mix of base salary, short-term incentives and, in the case of our more senior employees, long-term equity awards. We believe that our programs provide fair and competitive opportunities that attract, retain, and reward talented individuals who possess the skills necessary to achieve our strategic goals and create long-term value for our shareholders. In addition to cash and equity compensation, we also offer benefits such as life and health (medical, dental and vision) insurance, paid time off, wellness benefits, and defined contribution retirement plans. We review our compensation and benefit programs regularly and respond to changes in market practice. Recent changes have included enhancements to our U.S. benefits program including additional time off for significant life events, a financial advisor program, support programs for certain chronic health conditions, and introduction of a well-being app globally. Pay and benefits programs provided to our international employees are in line with competitive local practice.

Since 1946, our founder fought to increase access to work for women, and we’ve long been an outspoken advocate for the value temporary and independent workers bring to the workplace. We are committed to fostering an inclusive, equitable, and diverse workforce, which we believe produces more creative solutions, results in better, more innovative products and services. A significant majority of Kelly’s U.S. workforce are women, including a majority of director and above roles. Additionally, for a fifth consecutive year, the Company achieved a 100% rating from the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ+ equality in the workplace. Kelly is a workplace leader in creating an inclusive environment with diverse teams, aiding our ability to attract and retain high-performing talent. The Company fosters a culture of belonging, where everyone feels welcomed and respected and can thrive as we work together. Kelly promotes employee development and internal career mobility to enable our team to achieve their full potential and ensure we have the evolving workforce capabilities that the future demands.

We consider sustainability a guiding principle in strengthening the relationship with our global workforce, suppliers, and customers. Through our programs and initiatives, we seek to improve the quality of life of our employees, their families, and the communities in which they live and serve. Designed on the concept of social investment and nurturing shared values, our approach ensures the creation of future development capacities instead of aiding on isolated occasions. We support initiatives where our employees can actively engage in the causes they believe in that are also connected to our sustainability strategy. In 2022, we achieved over 7,800 hours of volunteering (for the U.S. and Canada), engaging over 1,000 employees. Through our Equity@Work initiative, we are living our commitment to ensure equitable access to work and growth for all by creating alliances with like-minded companies, policy groups, and institutions to positively impact the way companies hire, advance, and help more people thrive.

For more information on our diversity, equity, and inclusion and community involvement initiatives, please see our Sustainability Report – Growing with Purpose at kellyservices.com.

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Corporate Governance

Director Selection Process

The Corporate Governance and Nominating Committee is responsible for the identification, screening, and recommendation of qualified candidates for nomination by the full Board. For the Company’s most recent director selection conducted during 2021, a subcommittee comprised of three directors led the process. The subcommittee retained an independent third-party search firm, which recommended candidates who satisfied the Board’s criteria. The search firm also provided research and pertinent information related to candidates, as requested. Potential candidates were also suggested by several members of the Company’s Board and senior leadership team. In evaluating prospective nominees, the subcommittee considered the current composition of the Board, the business and strategic needs of the Company, and the desired composition of the Board.

Prior to the director search conducted in 2021, the specific experience and skills identified during the evaluation of current board composition included technology/cybersecurity and human capital management. The director search process proved to be successful with the identification and subsequent appointment to the Board of Ms. Duggirala who possesses technology and cybersecurity expertise, and Ms. Johnson with extensive experience in human capital management. An overview of the Board’s director selection process is provided below.

Evaluate Board Composition

Using the Company’s Corporate Governance Principles, Board Composition Matrix, and Board self-evaluation process, the Committee (or subcommittee) evaluates the size, composition, priorities, and needs of the Board with respect to its desired experience, skills, and diversity in consideration of the Company’s current and anticipated business needs and strategies.

Identification of Potential Candidates

The Committee instructs the search firm to provide an initial pool of candidates that reflect gender, race, ethnic and cultural diversity, possess the core qualifications required, and includes the specific experience and skills as identified during the evaluation of current board composition. The Committee also encourages and considers candidate submissions from other directors and members of Company management.

Evaluation of Candidates

Through meetings with the Committee, a screening process of potential candidates is conducted with the independent external search firm that includes a thorough review of identified candidates’ qualifications, potential conflicts, independence, backgrounds, and experience to assess how each candidate fits the needs of the Company and Board. The candidate pool is narrowed for individual interviews with the Committee and full Board. Following the interviews, potential candidates are comprehensively reviewed and the subject of rigorous discussion during Committee and Board meetings.

Recommendation	Interview and discussion feedback are assessed, and the Committee recommends final candidate(s) to the full Board for appointment.
Review and Appointment by Full Board	The full Board appoints new director(s), who then stand for election by shareholders at the next Annual Meeting.

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Director Attendance

We expect directors to attend the Annual Meeting of the Shareholders, all Board meetings, and all meetings of the committees on which they individually serve. All directors then in office attended the 2022 Annual Meeting of Shareholders. The Board held thirteen meetings during 2022. Director attendance averaged 96% of the aggregate number of meetings of the Board and the committees on which they served during 2022. The majority of directors attended 100% of all Board and committee meetings on which they individually served in 2022. The independent directors met in executive sessions at which only they were present at least four times during 2022.

Size of the Board

Under the Company’s Amended and Restated Bylaws, the number of directors constituting the Board may be fixed by the Board within the range of five to eleven directors. The size of the Board should not exceed a number that, as determined by the Board, will permit it to function efficiently in discharging its duties. There are currently nine members of the Board. Election of all director nominees will result in a nine-member Board immediately following the Annual Meeting.

Director Tenure

The Board does not have term or age limits. The Board believes that the contributions and insight of tenured directors into the Company’s operations and strategy outweigh the perceived value of such limits and facilitate Board effectiveness.

Director Service on Outside Public Company Boards

While there is no specified limit on the number of other public company boards on which a director may serve, the number of board memberships is a consideration, along with any other time commitments a director or nominee may have, in determining his or her ability to serve effectively. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and have an intention to serve an appropriate length of time in order to make a meaningful contribution to the Board and the Company. A director is expected to engage in discussion with the Chair of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on an additional public company board or accepting an invitation to chair a committee of a public company board on which he or she currently serves.

Director Orientation and Continuing Education

Management, working with the Corporate Governance and Nominating Committee, provides an orientation program for new directors to facilitate integration into their roles. The program acquaints new directors with the Company’s business, history, vision, Noble Purpose, strategic direction and plans, competitive landscape, core values, Code of Business Conduct and Ethics, Insider Trading Policy, other corporate governance practices, financial, accounting, and risk management matters, key policies, sustainability strategy, senior leadership, and internal and independent auditors. The program consists of, as appropriate, a comprehensive review of background materials, briefings by senior management, and visits to Company facilities. In 2021, the Board developed a mentoring program to provide additional support and resources to new directors. Our newest appointed directors, Mss. Duggirala and Johnson, continue to benefit from mentorship by two of our more seasoned Board members. Based on feedback from our directors, we believe this onboarding approach provides new directors with a strong foundation for understanding our businesses, connects directors with members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations.

Directors are also encouraged to participate in continuing director education programs to help them stay current on emerging practices and issues and in carrying out their responsibilities. These programs include formal education sessions with management or third-party subject matter experts that may occur as part of regular Board or committee meetings, and participation in industry forums on business, financial, accounting, legal, and other subjects relevant to the Company’s business. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that provide updates on issues and programs relevant to public companies and their directors.

44

Corporate Governance

Board, Committee, and Peer Evaluation

The Board recognizes that a robust and constructive evaluation process is essential to good governance and enhanced effectiveness. The Corporate Governance and Nominating Committee organizes and oversees an annual evaluation by the Board and its committees of their performance. The evaluation facilitates an examination and discussion by the entire Board and each committee of its effectiveness in fulfilling its charter requirements and other responsibilities, its performance as measured against the Company’s Corporate Governance Principles, and areas for improvement. The evaluation also includes individual director assessments, typically in alternating years.

In 2022, the Corporate Governance and Nominating Committee engaged an independent external advisor to conduct Board and committee evaluations. The independent external advisor also conducted individual director assessments in 2022. The process included the completion of an online self-evaluation with rated and open- ended questions, with follow-up discussions by the advisor on certain individual responses, as needed. Each of the Board’s nine directors participated in the process.

The typical process includes the following:

In addition to the annual formal evaluation, our Chairman, CEO, General Counsel, Corporate Secretary, and Committee Chairs routinely communicate with directors to obtain real-time feedback. The Board believes that this continuous feedback, along with the formal evaluation process, contribute to its overall strength and ongoing effectiveness.

45

Corporate Governance

The following actions have been taken by Kelly’s Board and its committees in response to the evaluation process over the years:

•	management with varying degrees of seniority present to the Board and its committees;

•	director education and presentations on emerging risk areas, corporate governance, industry disruptors, and competitors;

•	format of Board meetings made flexible to allow more time for formal and informal discussions among independent directors;

•	increased opportunities for informal meetings between directors and key executives;

•	increased time for informal director-only gatherings; and

•	Board members added with expertise in areas critical to the Company’s business strategy and operations.

Code of Business Conduct and Ethics

The Board is committed to the highest legal and ethical standards and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and employees. Each year the Company performs a thorough assessment and benchmarking of the Code of Conduct to ensure regulatory compliance and cultural alignment. The Code of Conduct forms the foundation for compliance with corporate policies and procedures and helps individuals recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report any concerns, promote honest and ethical conduct, provide full, fair, and timely disclosure, comply with applicable law and regulations, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest; anti-bribery/anti-corruption; trade compliance; insider trading; corporate opportunities; confidentiality and privacy; external communications; financial reporting and record keeping; protection and proper use of assets; fair dealing; contract management; acceptable behavior in the workplace; global diversity and inclusion; corporate sustainability; compliance with laws, rules and regulations; risk tolerance; anti-human trafficking and slavery; health & safety and workplace violence; seeking advice and reporting concerns; outside activities; political contributions; public company reporting requirements; and other policies. The Code of Conduct includes an enforcement mechanism. Each of the Company’s Board members, officers, and employees is required to acknowledge their acceptance of the Code of Conduct.

The full text of the Code of Conduct is on the Company’s website at kellyservices.com. This information is also available to any shareholder who requests it from the Company’s Investor Relations department. The Company will disclose future amendments to the Code of Conduct and material waivers of its provisions for its directors and executive officers on its website and/or by filing a current report on Form 8-K within four business days following the date of amendment or waiver, or such earlier period as may be prescribed by Nasdaq or the SEC.

Related Person Transactions and Certain Relationships

Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or to the General Counsel. In addition, directors and executive officers must complete a quarterly questionnaire that solicits information regarding any transactions or relationships between themselves or their immediate family members and the Company of the types described in Item 404(a) of SEC Regulation S-K (“Related Party Transactions”). Directors and executive officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, pursuant to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other potential conflicts of interest involving directors and executive and senior officers. The Company maintains a formal written policy addressing the reporting, review, and approval or ratification of transactions with related persons.

46

Director Compensation

Our approach to director compensation is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large, complex company and to align the interests of directors with those of shareholders. Compensation levels for our non-employee directors are periodically reviewed for market competitiveness. Non-employee directors receive compensation payments after election by shareholders at the Annual Meeting. Non-employee directors who begin their Board or committee chair service other than at the Annual Meeting receive a prorated amount of annual compensation based on timing of appointment.

Director Compensation Design

The Compensation and Talent Management Committee reviews market benchmarking of non-employee director compensation annually. In 2022, the Compensation Committee engaged its independent compensation consultant, Pay Governance, to evaluate its non-employee Director compensation, which was last increased in 2018. At its meeting following the 2022 Annual Meeting of Shareholders, the Compensation and Talent Management Committee approved increases in the retainers paid to the non-employee Directors, effective beginning May 19, 2022. The base retainer for non-employee Directors was increased from $210,000 to $225,000. The retainer associated with Board leadership position Chair of the Corporate Governance and Nominating Committee increased from $10,000 to $15,000. Retainers for the Non-Executive Chairman of the Board, Chair of the Audit Committee, and Chair of the Compensation and Talent Management Committee were maintained. The compensation of our non-employee directors will next be reviewed in 2023, with the assistance of Pay Governance. The following table illustrates our 2022 non-employee director compensation:

	Annual Base Retainer		Board Leadership Positions - Additional Retainer (Committee Chairs)
	Non- Employee Directors	Chairman of the Board	Audit Committee	Compensation & Talent Management Committee	Corporate Governance & Nominating Committee

Cash	$100,000	$150,000	$20,000	$15,000	$15,000

Equity (Kelly Class A Stock – $ Value)	$125,000	$165,000	—	—	—

Total	$225,000	$315,000	$20,000	$15,000	$15,000

Under the Company’s amended and restated Equity Incentive Plan (“EIP”), the Board of Directors must periodically determine the percentage of the base retainer that will be issued to non-employee directors in shares of Class A Common Stock. At the meeting of the Board following the 2022 Annual Meeting of Shareholders, the Board determined that $125,000 of the base retainer would be issued in shares (55.6%) and $100,000 of the base retainer would be paid in cash (44.4%). Equity portion of $165,000 and cash portion of $150,000 were maintained for the Chairman of the Board.

Stock Ownership Requirements

Non-employee directors are subject to a stock ownership requirement that is a minimum fair market value of four times the value of the cash portion of the annual base retainer (which currently equates to $400,000). Although there is not a fixed compliance period, it is expected that new directors will likely reach the ownership requirements within five years from their appointment date. All directors are compliant with the Company’s stock ownership requirements.

Non-Employee Directors Deferred Compensation Plan

The Company established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”). In addition to those fund choices, the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease to be a director of the Company or at a future date that is between one and ten years following the date they cease to be a director of the Company. Non-employee directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two-to-ten-year period.

47

Director Compensation

The following table sets forth the compensation paid during 2022 to the Company’s non-employee directors. Mr. Quigley received no compensation for his services as a director in 2022. Mr. Quigley’s compensation as President and Chief Executive Officer is disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

2022 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Award Options	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Gerald S. Adolph	$100,000	$125,000	—	—	($16,536)	—	$208,464

George S. Corona	$100,000	$125,000	—	—	($8,830)	—	$216,170

Robert S. Cubbin	$115,000	$125,000	—	—	($1,625)	—	$238,375

Amala Duggirala	$100,000	$125,000	—	—	($19,563)	—	$205,437

InaMarie F. Johnson	$100,000	$125,000	—	—	($14,148)	—	$210,852

Terrence B. Larkin	$115,000	$125,000	—	—	—	—	$240,000

Leslie A. Murphy	$120,000	$125,000	—	—	($4,599)	—	$240,401

Donald R. Parfet	$150,000	$165,000	—	—	—	—	$315,000

(1)	Three of our directors deferred the following amounts from their 2022 cash retainer fee: Mr. Adolph – $100,000; Ms. Duggirala – $100,000 and Ms. Johnson – $100,000.

(2)

Represents the aggregate fair market value of grants awarded on May 18, 2022. Each director received a grant of 6,534 shares of the Company’s Class A Common Stock having a fair market value of $19.13 per share. Each of Mr. Adolph, Mr. Corona, Mr. Cubbin, Ms. Duggirala, Ms. Johnson, and Ms. Murphy deferred 100% of their 2022 annual stock grant into deferred common stock units.

48

Beneficial Ownership of Shares

The following table sets forth, as of March 27, 2023, (i) the beneficial ownership of the Company’s Class B Common Stock by each person known by the Company to own beneficially more than 5% of the Class B Common Stock, and (ii) the beneficial ownership of the Company’s Class A and Class B Common Stock by (a) each director (each of whom is a nominee for election as a director at the Annual Meeting), (b) each of the named executive officers, and (c) all directors and executive officers as a group.

	Class B Common Stock
Greater than Five Percent Class B Stockholders	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class

Terence E. Adderley Revocable Trust K	3,139,940	93.9%

	Class A Common Stock		Class B Common Stock

Directors and Named Executive Officers	Number of Shares and Nature of Beneficial Ownership	Percent of Class	Number of Shares and Nature of Beneficial Ownership	Percent of Class

Directors:

Gerald S. Adolph	33,831(2)	*	100	*

George S. Corona	85,906(2)	*	100	*

Robert S. Cubbin	46,671(2)	*	100	*

Amala Duggirala(3)	9,560(2)	*	—	*

InaMarie F. Johnson(3)	8,830(2)	*	—	*

Terrence B. Larkin	40,847	*	100	*

Leslie A. Murphy	40,951(2)	*	100	*

Donald R. Parfet	86,670	*	100	*

Named Executive Officers:

Peter W. Quigley (also a director)	283,347	*	100	*

Olivier G. Thirot	172,138	*	10	*

Danette Koolhaas	36,849	*	—	*

Vanessa P. Williams	40,079	*	100	*

Darren Simons	44,909	*	—	*

All directors and executive officers as a Group (19 persons)	1,197,917	3.5	810	0.0

*	Less than 1%

(1)

This information is based on the Schedule 13D (the “13D”) filed with the SEC on October 19, 2018 on behalf of the Terence E. Adderley Revocable Trust K (“Trust K”) and the three co-trustees of Trust K. Trust K was created by Terence E. Adderley, the Company’s former Chairman of the Board, during his lifetime as a revocable trust, with Mr. Adderley serving as the trustee of and retaining the right to revoke the trust during his lifetime. Mr. Adderley funded Trust K, including a gift of 3,139,940 shares of Class B Stock. Mr. Adderley died on October 9, 2018, at which time the trust became irrevocable. In accordance with the provisions of Trust K, Andrew H. Curoe, David M. Hempstead and William U. Parfet, were appointed as successor co-trustees of Trust K following Mr. Adderley’s death. They are required by the provisions of Trust K to act by majority vote to exercise voting or investment power over the Class B stock held by Trust K and have stated in the 13D that the filing is not an admission that the co-trustees are beneficial owners of such Class B stock. Mr. Curoe may be deemed the beneficial owner of an additional 42,825 shares of Class B Stock held by trusts where Mr. Curoe acts as trustee or co-trustee, including ten trusts holding 100 shares of Class B Stock each, and one trust holding 41,825 shares of Class B Stock. The business address of the Terence E. Adderley Revocable Trust K and each of Messrs. Curoe, Hempstead and Parfet is c/o Andrew H. Curoe, 6th Floor at Ford Field, 1901 St. Antoine Street, Detroit, Michigan 48226.

(2)

Includes 29,804 shares for Mr. Adolph, 17,467 shares for Mr. Corona, 35,841 shares for Mr. Cubbin, 9,560 shares for Ms. Duggirala, 8,830 shares for Ms. Johnson, and 28,256 for Ms. Murphy indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

(3)	Ms. Duggirala and Ms. Johnson were appointed to the Company’s Board of Directors on January 12, 2022.

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Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward executive officers who are critical to the long-term success of our business. Under these programs, our named executive officers are rewarded for the Company’s financial performance, individual performance, and long-term value creation, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say-on-pay” proposal, seeks a shareholder advisory vote on our named executive officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company. Our Board of Directors and our Compensation and Talent Management Committee value the opinions of our shareholders and consider the result of the advisory vote in designing and evaluating our executive compensation programs.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives. This section describes the material elements of our executive compensation programs, the compensation decisions the Compensation and Talent Management Committee (the “Committee”) made under those programs, key factors considered, and details of the compensation paid to our named executive officers.

                    The Compensation Discussion and Analysis is organized in the following sections:

2022 Named Executive Officers

Our named executive officers for 2022, as defined by the SEC, were as follows:

Name	Title

Peter W. Quigley	President and Chief Executive Officer

Olivier G. Thirot	Executive Vice President and Chief Financial Officer

Dinette Koolhaas	Senior Vice President and President International

Vanessa P. Williams	Senior Vice President, General Counsel, and Assistant Secretary

Darren L. Simons	Senior Vice President and Chief Digital Officer

51

Compensation Discussion and Analysis

Executive Summary

Fiscal 2022 Performance

Kelly’s philosophy as a talent company is rooted in the conviction that our business makes a difference on a daily basis – in the lives of our employees and talent networks, for our customers, in the local communities we serve, and in the broader economy. As work has evolved so has our range of solutions, growing over the years to reflect the changing needs of our customers and the changing nature of work itself. Kelly’s simple yet powerful Noble Purpose, “We connect people to work in ways that enrich their lives,” continues to guide our strategy and actions. Kelly remains committed to being a leading talent solutions provider in our specialty areas and in the markets where we compete. While executing our strategy, we will continue to demonstrate our expected behaviors and actions:

2022 was a successful year for Kelly as we continued our transformational journey as a provider of specialized workforce solutions. While navigating the impact of rising global inflation on our business, we, like many companies, faced unprecedented talent retention challenges. Coupled with uncertain economic conditions, Kelly had to strike a balance of providing competitive compensation programs that attract, reward, and retain high performing talent while doing so in a fiscally responsible framework. For 2022, these balanced actions included:

•	With respect to our short-term incentive plan:

•	a lower payout for achieving threshold performance goals at 25% of target;

•	an “intermediate point” between threshold and target (set at a payout of 80% of target);

•	returned to a maximum payout opportunity of 200% of target;

•	for business unit executives, greater funding weighting on overall specific business unit performance results; and

•	continued emphasis on individual performance for determining final payouts.

•	returned to an annual base salary review process in Q1 with all named executive officers receiving a salary increase in 2022;

•	continued with three one-year annual goals for performance-based Long-Term Incentives (“LTI”) program;

•	returned to 100% cliff vesting at the end of the three-year performance period for any earned performance-based LTI;

•	granted special long-term equity recognition award to one named executive officer; and

•	one-third of the 2021 special equity award Key Employee Equity Plan (“KEEP”) was earned during 2022.

The above-described actions provided fiscally responsible reward programs while also providing targeted investments needed to reward employees for achieving important financial and operational goals, and to support the longer-term retention of critical talent.

As our strategy evolves and we manage through the impact of inflation and market uncertainty, we continue to move forward with our specialization strategy. These specialties represent areas where we see the most robust demand, the most promising growth opportunities, and where we believe we excel in attracting and placing talent.

52

Compensation Discussion and Analysis

Kelly’s business model brings together both staffing and outcome-based solutions under a single specialty leader and aggregates assets to accelerate specialty growth and profitability. We believe this specialty structure gives us greater advantages in the market, and we expect our disciplined focus will enable us to achieve greater efficiencies and deliver profitable growth coming out of a period of elevated economic uncertainty. In addition, we intend to invest in strategic, targeted M&A opportunities in our specialties, while optimizing our portfolio, as demonstrated by the acquisitions of Pediatric Therapeutic Services and RocketPower, the ending of our cross-ownership arrangement between Kelly and Persol Holdings, the reduced ownership interest in our KellyPersol joint venture, and the transfer of ownership of Kelly’s Russian operations in 2022.

In 2022, Kelly moved forward on its strategic growth journey amid a dynamic macroeconomic environment in the first half of the year. As the year progressed, a mixed pattern of revenue growth and deceleration emerged and persisted through the balance of 2022 driven by rising inflation, increasing interest rates, and heightened economic uncertainty. Consequently, a growing number of employers scaled back or paused hiring – and in some cases reduced the size of their workforces – to align their costs with declining growth. Notwithstanding these dynamics, the labor market remained tight. The economy continued to add jobs – albeit at a slightly slower pace to end the year – and unemployment remained at historically low levels, which contributed to ongoing challenges with sourcing talent.

By executing our strategy in a disciplined manner and focusing on factors within our control, we managed through these ongoing headwinds and achieved solid growth over the prior year:

•	We increased total company revenue driven by top-line growth in our Education, SET and OCG business units.

•	Our more profitable outcome-based solutions demonstrated resilience amid macroeconomic headwinds and generated solid revenue and gross profit growth.

•	Each of our five business units expanded its gross profit rate, reflecting our ongoing drive to shift toward a higher-margin, higher-value business mix.

•

Excluding the impact of goodwill impairment charges and a loss on the disposal of our Russian operations, we improved earnings from operations, demonstrating our ability to effectively translate gross margin expansion to earnings growth.

2022 was also a year in which we accelerated our transformation and streamlined our portfolio.

•

We ended the cross-ownership arrangement between Kelly and Persol Holdings – selling our investment in the common shares of Persol Holdings and repurchasing our Class A and B common shares held by Persol Holdings – and reduced our ownership interest in our PersolKelly joint venture, unlocking $235 million of liquidity.

•

We redeployed a portion of the net proceeds from these transactions to advance our inorganic growth strategy, while preserving the remaining capital to pursue additional high-margin, high-growth acquisitions in the future.

•	We monetized non-core real estate holdings, unlocking more capital to invest in growth initiatives.

•	We acted decisively to transfer ownership of our Russian operations to a Russian company.

•	We restored our dividend to its pre-pandemic level and authorized a $50 million repurchase of outstanding Class A common shares.

Key Executive Compensation Program Highlights for Fiscal 2022

We believe compensation should align with and enhance long-term shareholder value. Our pay-for-performance philosophy ensures that a significant portion of compensation for our senior officers is “at risk” and reflects our business performance. Our named executive officers experienced the following outcomes for 2022 as a result of Company performance and management’s decision to focus on the Company’s transition in becoming a specialty talent solutions company:

•	Returned to a standard compensation review schedule with all named executive officers receiving a base salary increase during 2022.

•	2022 STIP was earned at below target levels for those officers with payouts based on total company performance.

53

Compensation Discussion and Analysis

•	Year one of the 2022-2024 and year two of the 2021-2023 Performance Shares were earned in aggregate, at 71.85% of target for the 2022 assessment period.

•	2022 LTI target award opportunity was granted in a mix of 75% weighting in the form of Performance Shares and 25% weighting in the form of time-based vesting restricted shares.

•	Granted special retention award to one named executive officer who is a critical part of the Company’s transition focus.

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s Proxy Statement each year. In 2022, 98.6% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

However, we continue to evaluate our executive compensation program and make changes to further align with our strategic priorities and to reward both short- and long-term business success. We designed a program that aligns with shareholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to ensure pay for performance and minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans.

Reflecting the Company’s commitment to driving a high-performance culture, our executive compensation program emphasizes at-risk incentive awards that can be earned over one and multi-year periods. As our business evolves and we strive for improved performance, the design of our incentive plans may change to ensure continued alignment to our business strategy for driving long-term shareholder value. The executive compensation program, particularly the annual and long-term incentive plans, are designed to directly support the Company’s strategic intent to become a more efficient, profitable, growth-focused, and performance- driven organization. Incentive payouts earned for performance cycles are commensurate with the earnings, gross profit, and expense management results achieved. In 2022, an annual incentive award was earned and paid to our named executive officers and a portion of the second year of the 2021-2023 performance shares and the first year of the 2022–2024 performance shares were earned. Participants in the KEEP award earned shares based on achievement of the Gross Profit milestone in 2022.

2022

84.6% of Target

Annual Incentive Awards Paid for Corporate Results

2021-2023 – Year 2 and

2022-2024 - Year 1

71.85% of Target

Long-Term Incentive Performance Share Awards Were Earned

2021

KEEP - Gross Profit

Performance Contingent Restricted Awards Were Earned

The Company has two plans that provide the framework for incentive compensation opportunities for our senior officers, a group that includes our named executive officers.

•	The Short-Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities based upon the achievement of one or more performance measures, as established by the Committee.

54

Compensation Discussion and Analysis

•

The Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the long-term performance of the Company and align the interests of senior officers with those of shareholders.

2022 STIP Design & Results

•	Approved the performance measure for the corporate component of the 2022 STIP. 2022 target goals were set at budgeted numbers, which were considerably higher than 2021 results.

•	2022 corporate measure was funded 100% from “Earnings from Operations”.

•

Executive officers who are responsible for providing direct leadership to a business unit have at least 60% of their STIP award opportunity based on the achievement of specific business unit measures and the remainder of their award based on the corporate component.

•

Executive officers had an individual component, 30% of the Corporate EFO funding result. The individual component can be adjusted up or down based on performance against established goals and other factors. Generally, the named executive officers met their individual objectives.

•	Based on 2022 results for performance measure of the corporate component of the STIP, the Committee approved payouts on the 2022 STIP corporate component equal to 84.6% of target.

2022 LTI Design

•	LTI design was influenced by the continuing challenges related to the pandemic.

•	Maintained LTI grant mix for senior officers, including our executive officers, that heavily emphasizes at-risk performance-based pay opportunities through the following equity vehicles:

•	Performance Share Units (“PSUs”) = 75% of LTI mix; and

•	Restricted Stock Awards/Units (“RSAs”/”RSUs”) = 25% of LTI mix.

•

Approved LTI performance measures for the 2022-2024 Performance Share Awards that management and the Committee believe to be strong drivers of Kelly’s long-term value and indicative of delivering profitable growth.

•	Revenue Growth (weighted 50%)

•	EBITDA Margin (weighted 50%)

•	Performance Share goals will be set at the beginning of 2022, 2023, and 2024 with each year separately assessed.

•	Performance shares earned after each performance year will cliff-vest at the end of the three-year period.

2021 Special (“KEEP”) Award Design and 2022 Results – Gross Profit Measure

•

In December 2021 a special performance-based equity grant was awarded to senior officers, including the named executive officers, and certain other senior leaders. This Key Employee Equity Plan “KEEP” is a future focused, performance-contingent retention award that unites and aligns Kelly’s leadership team in collective achievement of each of the three critical transformation milestones (conversion rate weighted 1/3, specialty GP mix weighted 1/3, and gross profit weighted 1/3) over a three-year period, 2022-2024. The KEEP award provides strong pay-for-performance alignment as performance metrics support the specialty growth strategy.

•	The gross profit portion of the award was at or above target for the 3rd and 4th quarters of 2022, therefore shares based on that portion of the award were earned.

•	The earned shares vest 50% upon Committee certification and 50% six months after certification.

•	Participants have the ability to earn shares based on the other two milestones during the remaining two years of the performance period, 2023 and 2024.

Performance Shares 2021-2023 – Year 2 LTI Results and 2022-2024 – Year 1 LTI Results

•	Performance shares are allocated among three separate one-year performance periods with the amount earned calculated after each year.

•

Based upon 2022 results for the two performance measures previously approved by the Committee, “Revenue Growth” and “EBITDA Margin”, an achievement, in aggregate, of 71.85% of target shares were earned for the 2022 portion of the award opportunity.

55

Compensation Discussion and Analysis

•

Earned performance shares for the 2021-2023 award vested 50% upon achievement of performance goals and approval by the Committee on February 14, 2023 and 50% will vest at the end of the three-year performance period, while the 2022-2024 award vests 100% at the end of the three-year performance period.

2022 Individual Compensation Decisions

•	Returned to a standard compensation review schedule with all named executive officers receiving a base salary increase during 2022.

•	Further explanation can be found under Compensation Programs: Decisions and Actions in 2022.

The Committee believes these actions supported the strategic direction of the Company and helped position it for long-term success in achieving its goals. These compensation decisions and actions are discussed in more detail below.

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short- and long-term business strategy, performance goals, and results. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

•	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results
•

Attract and retain exceptional talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term stockholder value

•	Support achievement of the Company’s vision and strategy
•	Create an ownership mindset that closely aligns the interests of management with those of stockholders
•

Provide appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on affordability, managing the sustainability of the business, and mitigation of risk

Pay-for-Performance Framework

The Committee believes that a majority of a senior officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, the Company’s share price performance, as well as an individual’s performance. As a result, senior officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term shareholder value. The Company’s compensation programs provide an incentive for senior officers to meet and exceed performance goals.

Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual incentive awards and long-term equity incentive awards align the interests of our senior officers with the interests of our shareholders.

CEO and Other Named Executive Officers Pay Mix

While we believe that a majority of an executive officer’s target compensation opportunity should be performance- based, we do not have a specified formula that defines the overall weighting of each element. We believe that the higher a role is positioned within the organizational structure, the greater the emphasis on performance-based compensation should be. As such, the Chief Executive Officer (“CEO”) has a greater percentage of his compensation opportunity that is performance-based through higher target opportunities for STIP and LTI, as compared to the compensation opportunities of the other named executive officers (“NEOs”). At-risk compensation consists of annual cash incentive

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Compensation Discussion and Analysis

awards and performance shares that are contingent upon the achievement of pre-established performance goals. Restricted shares, which are not classified as at-risk compensation, have value at vesting reflecting the Company’s stock price performance since date of grant, which aligns to shareholders’ experience. The following charts illustrate the typical Target Total Direct Compensation mix for our President and CEO and the other named executive officers combined (as of January 1, 2022) and includes the pay elements of base salary, STIP (at target), restricted shares, and performance shares (at target). Pay mixes shown below are based on target amounts under typical plan designs and do not reflect the special KEEP Awards for our named executive officers in fiscal year 2022.

Typical Target Compensation Mix

Elements of Compensation for Named Executive Officers

The Committee determines the elements of total direct compensation that we provide to our senior officers, a group that includes the named executive officers. The elements of our executive compensation program of our named executive officers and the objectives for each are as follows:

Compensation Element	Type	Considerations	Objectives	For More Information
Base Salary	Fixed Compensation	• Reviewed annually • Adjusted, when appropriate based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market-comparable jobs	• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified senior officers • Balance risk-taking	Page61
Short-Term Incentive Plan (STIP)	Variable At-Risk Performance- Based Compensation

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each senior officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

			• Motivate and reward senior officers for achievement of critical near-term performance goals that support the Company’s strategic business objectives	Page62

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Compensation Discussion and Analysis

Compensation Element	Type	Considerations	Objectives	For More Information

Long Term Incentives (LTI)	Time-Based Fixed Compensation	Restricted Stock		Page67
		• Accounts for 25% of total LTI award opportunity • Shares vest ratably over four years	• Align interests of senior officers and shareholders • Support retention • Support meaningful stock ownership
	Variable At-Risk Performance- Based Compensation	Performance Shares		Page65

•  Accounts for 75% of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Given the continued complexity of goal setting in the current business environment, financial measures for 2022-2024 LTI awards are established and assessed independently for each of three one-year performance periods (2022, 2023, and 2024) with goals set early in each performance period

•  Drive long-term value creation for shareholders

•  Motivate and reward senior officers for achievement of strategic business objectives over a three-year period

•  Align the interests of senior officers with the long-term interests of the Company and shareholders

2023 Executive Incentive Plans

For the 2023 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures to strongly drive our key business objectives and shareholder value. Additional details regarding the 2023 incentive plan designs will be presented in our 2024 Proxy Statement.

Process for Determining Executive Compensation

Role of the Compensation and Talent Management Committee

The Committee designs and administers the Company’s executive compensation programs and policies, including regularly reviewing the program and policy objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is the same design as the other named executive officers consisting of base salary, STIP, and LTI award opportunities. The CEO does not participate in recommendations or discussions related to his own compensation. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our senior officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement, based on each individual’s performance including consideration of ethical behavior, achievement of planned goals, relevant market comparisons, the recommendations of the CEO, and other factors. The Committee reviews the costs and short- and long-term benefits of the compensation arrangements it considers and approves for senior officers.

The responsibilities of the Committee are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Pay Governance LLC is the Committee’s independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; senior officer pay levels, including that of the CEO and our other executive officers, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and as requested, provides data and guidance on other items such as director compensation. The Committee uses its own independent judgment to make all decisions related to the compensation of the Company’s senior officers.

During 2022, the Consultant regularly attended Committee meetings and communicated with the Chairman of the Board and the Committee Chairman outside of Committee meetings. The Committee regularly meets with the Consultant in private session (without members of management). As directed by the Compensation and Talent

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Compensation Discussion and Analysis

Management Committee, the Consultant also met with the Senior Vice President and Chief People Officer (“Chief People Officer”), Vice President and Corporate Secretary (“Corporate Secretary”), and members of the Executive Compensation, Finance, and Corporate Governance teams of the Company. The Consultant maintains a direct reporting relationship to the Committee on all compensation matters.

The Committee conducts an annual assessment of the Consultant’s independence, using factors established by Nasdaq. The Consultant provided no services to the Company in 2022 other than services to the Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The Committee consults with the CEO and the Chief People Officer to obtain feedback with respect to the strategic direction of our executive compensation programs.

The CEO makes recommendations for each of the executive officers about elements of their total compensation. His recommendations are based on the assessment of each executive officer’s performance, as well as the performance of their respective business or function and other factors. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other executive officers.

In addition, the CFO provides periodic financial updates and information to the Committee to aid in establishing incentive plan goals and determining payout amounts.

The Committee consults with the Corporate Secretary and the Consultant on matters related to executive and director stock ownership requirements and director compensation.

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies in determining the competitive positioning of our compensation programs. Comparator data is also used as one of several inputs to establish the individual compensation opportunities of each of our senior officers, including the named executive officers.

Each senior officer’s performance is reviewed (see Senior Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target long-term incentive) for our named executive officers that are near a competitive range of the median of the market data.

Compensation ultimately earned from these opportunities can vary from the targeted levels based on Company, business unit, and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention, or internal equity considerations. The Company has taken a conservative approach to target long-term incentive opportunities generally below market median for senior officers. This approach is in support of the Company’s efforts to reduce costs in connection with its investment strategy and its goal to become more profitable.

In setting 2022 target compensation, a competitive executive compensation analysis was performed which included both an analysis of third-party survey data prepared internally by the Company’s executive compensation group, and a peer group review of CEO pay prepared by the Consultant. Third-party general industry survey data from Aon, Mercer, and WTW were used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The Consultant reviewed the survey analysis for the Committee.

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Compensation Discussion and Analysis

The Consultant worked with the Committee and management to develop a group of peer companies to be used for market comparison purposes in terms of CEO pay levels and executive pay practices. We do not believe many companies compete directly with us in all areas of our business or are of similar size. However, in order to have a reference group of publicly traded comparators, the Consultant identified a group of relevant companies that compare to Kelly in at least some areas of our business. The resulting group of twelve comparator companies consists solely of staffing and HR-focused companies with generally similar annual revenues and recent market cap. The majority are multi-national/ global companies headquartered in U.S. The following group of companies includes direct peers and a balanced mix of some significantly smaller and larger companies in similar industries and was unchanged from last year. The peer group was used by the Committee and management as another reference point when assessing 2022 executive pay practices and CEO pay levels:

2022 Peer Group
• ABM Industries Incorporated	• Barrett Business Services, Inc.	• ManpowerGroup Inc.

• Adecco Group AG	• Heidrick & Struggles International, Inc.	• Randstad NV

• AMN Healthcare Services, Inc.	• Insperity, Inc.	• Robert Half International Inc.

• ASGN Inc.	• Kforce Inc.	• TrueBlue, Inc.

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining senior officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all of the resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for senior officers.

In addition to Market Data and for use as background information, the Executive Compensation group provides the Committee with comprehensive detail illustrating historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding award opportunities.

The Committee reviews this detail for the executive officers and believes it’s useful multi-year reference information, along with other perspectives, when considering whether compensation decisions reflect the Company’s executive compensation philosophy and performance.

Senior Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive review of performance, leadership development initiatives, and succession planning for senior officers. Combined, these processes are used to identify, develop, and evaluate the Company’s senior officers.

The Chief People Officer, with input from the CEO, prepares detailed executive performance review information for each of the senior officers, including named executive officers (other than the CEO). The performance review information for each of the senior officers includes key annual initiatives, performance results, and development opportunities. The CEO reviews the performance of the other senior officers and presents their individual performance assessments, development plans, and succession strategies to the Committee.

During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. Senior officers are not present during the discussion of their performance by the Committee. The Committee uses each executive’s individual performance assessment, the compensation analysis discussed in the previous section, and the recommendations of the CEO, to determine compensation for the senior officers.

In the fourth quarter of 2022 the CEO presented his performance self-evaluation which included a review of performance of the organization against strategy and business plans.

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Compensation Discussion and Analysis

Periodic sessions are held to discuss talent and development for multiple levels of the organization, increasing transparency and understanding of talent across leadership teams and business units. Development plans are crafted to prepare emerging talent for future opportunities, including stretch assignments, formal training, experiential learning opportunities and formal coaching.

The Board approves the Company’s executive succession plan annually, including updates, and in connection with the performance assessments. The plan includes all executives at the senior officer level, as well as their potential successors from within the Company in the event of an emergency or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments and a review of the health and diversity of succession pipelines.

Compensation Programs: Decisions and Actions in 2022

Base Salary

Base salaries for senior officers, including the named executive officers are within a competitive range of the Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data available at the time of the review in November 2021, we determined that the base salaries of our named executive officers were within this competitive range of the market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of senior officers, including the named executive officers, on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the senior officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendations of the CEO, and consideration of the Company’s salary adjustment budget.

The Company’s annual total compensation review and target pay adjustment process for all employees, including the senior officers, typically occurs during the first quarter to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements is intended to reinforce the Company’s pay-for-performance philosophy and provide each employee with their “total compensation” overview. In November 2021, the Committee conducted its annual market review of base salaries of the senior officers, including named executive officers.

The Company returned to a standard compensation review schedule with all named executive officers receiving a base salary increase during 2022.

In consideration of the factors noted above, the following base salaries for the named executive officers were approved by the Committee in 2022:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Adjustment %
Peter W. Quigley	$840,000	$900,000	7.1%
Olivier G. Thirot	$588,000	$620,583	5.5%
Dinette Koolhaas	$512,245	$521,865	1.9%
Vanessa P. Williams	$368,000	$414,000	12.5%
Darren L. Simons	$335,000	$377,000	12.5%

Notes:

•	Amounts represent base salaries in effect on December 31 of each applicable year;

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Compensation Discussion and Analysis

•	increases for named executive officers were effective April 1, 2022; and

•

amounts reported for Mr. Thirot and Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.047 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2022 of 0.955 (1 CHF ÷ 0.955 = $1.047).

Annual Cash Incentive

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP design encourages executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improve shareholder value.

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity, and other considerations. For 2022, STIP payments reverted to the pre pandemic maximum of 200% of target from the temporary decrease to 150% due to challenges from the pandemic. In November 2021, the Committee reviewed the target incentive opportunity for each of the named executive officers and made one adjustment to this group. All other named executive officers were found to be appropriately positioned relative to the Market Data.

The following table shows the 2021 and 2022 STIP target opportunities, as a percent of base salary, for our named executive officers:

Named Executive Officer	2021 STIP Target %	2022 STIP Target %

Peter W. Quigley	110%	110%

Olivier G. Thirot	80%	85%

Dinette Koolhaas	55%	55%

Vanessa P. Williams	65%	65%

Darren L. Simons	55%	55%

In the months leading up to year-end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2022, the Committee approved the use of Earnings from Operations (“EFO”) as the measure for the corporate component of the STIP. The Committee selected this financial measure for the STIP because it aligned with business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and line of sight for senior officers, including the named executive officers.

Payout for threshold performance under the corporate component of STIP is set at 25% of a named executive officer’s target payout opportunity, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the named executive officers. Performance above target earns incentive payouts above target and up to the maximum of 200% of target.

Performance measures used for purposes of funding STIP are the same as defined in the Company’s GAAP financial statements, excluding at the discretion of the Committee consideration of special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items.

For 2022, additional consideration was made to certain special items outside of management control that resulted in the unfavorable impact to the Company’s financial performance.

In February 2022, the Committee determined and approved threshold, intermediate, target, and maximum performance goal levels for the 2022 STIP. Due to continued uncertainty regarding achievability of performance-based incentives at

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Compensation Discussion and Analysis

expected 2022 performance levels, a shift in the performance/payout schedules was continued for 2022. The threshold goal was set at a level for which the Committee believed it was appropriate to start earning incentives. At expected performance levels (intermediate), it was determined that an 80% payout was affordable; the target goal was set at the budgeted EFO. Target award opportunities remained unchanged.

Maximum goals were set at significant stretch levels, which the Committee believed warranted the earning of 200% of target payouts. For the 2022 STIP, payouts for Messrs. Quigley, Thirot, Simons, and Ms. Williams were based 100% on Corporate measures. Payouts for Ms. Koolhaas were based 40% on Corporate measures and 60% on individual business segment measures. Straight line interpolation occurs for achievement of performance between the specified EFO goals shown below. Participants also had an individual performance component which is funded from the Corporate EFO result. The individual performance payout can be adjusted upward or downward based on each leader’s performance against established Objectives, Goals, Strategies, Measures (“OGSMs”) and other financial and non-financial considerations. The goals at threshold, intermediate, target, and maximum for the 2022 STIP, as well as resulting performance for the measure of the corporate component were as follows:

Corporate Component		2022 Performance Goals				2022 Performance(1)	2022 Payout
	Weighting	Threshold 25%	Intermediate 80%	Target 100%	Maximum 200%

EFO	100%	$60.40	$82.60	$103.30	$139.50	$87.40	84.6%

$ in millions							84.6%

(1)

2022 performance amount includes adjustments for goodwill impairment charge, loss on the disposal of Kelly’s Russian operations, gains on the sale of assets, and other considerations approved by the Committee.

Dinette Koolhaas

Ms. Koolhaas’ STIP opportunity was based 40% on the corporate measures and 60% on the business unit measure for which she was accountable. Performance results for each of Ms. Koolhaas’ measures are as follows:

Corporate Component and Business Unit Performance Measures		2022 Performance Goals				2022 Actual Results	Payout (% of Target)
	Weighting	Threshold	Intermediate	Target	Maximum

Corporate Component Performance Measures	40.0%	$60.40	$82.60	$103.30	$139.50	$87.40	84.6%

Business Unit Gross Profit ($)	30.0%	$148.51	N/A	$157.99	$197.49	$166.20	120.8%

Business Unit EFO ($)	30.0%	$13.04	N/A	$14.49	$21.74	$17.16	136.8%

$ in millions	100.0%	Weighted Payout 111.11%

Under the terms of the STIP, the Committee retains the right in its discretion to adjust a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for named executive officers, outside of the aforementioned parameters. STIP awards made in 2022 to named executive officers are subject to the Company’s Clawback Policy.

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Compensation Discussion and Analysis

Based on these performance results, at its February 14, 2023 meeting, the Committee reviewed and approved payments to the named executive officers in accordance with the STIP provisions as follows:

Named Executive Officer	2022 Base Salary Earnings	2022 STIP Target as % of Salary	2022 STIP Payout at Target	2022 Payout as a Percentage of Target	2022 STIP Payout

Peter W. Quigley	$884,077	110%	$972,485	80.0%	$777,988

Olivier G. Thirot	$620,583	85%	$527,496	84.0%	$443,300

Dinette Koolhaas	$521,865	55%	$287,026	111.1%	$318,900

Vanessa P. Williams	$413,115	65%	$268,525	84.0%	$225,600

Darren L. Simons	$376,192	55%	$206,906	84.0%	$173,800

Notes:

•	2022 STIP Payout amounts, excluding CEO, rounded to the nearest hundred;

•	Mr. Quigley’s final payout percentage of 80% was determined by the Committee based on overall assessment of the Company’s 2022 results; and

•

for consistency, Mr. Thirot’s and Ms. Koolhaas’ amounts shown in USD using the IRS Yearly Average Currency Exchange Rate for Switzerland of 1.047. The actual exchange rate reflects the then-current rate.

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Long-term incentive compensation is also intended to help the Company retain key employees, and provide those employees shared financial interests with the Company’s shareholders and positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees.

The Committee believes that compensation programs for the Company’s senior officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, since 2015 the Committee has provided regular long-term incentives for senior officers, including the named executive officers with grant levels based 75% on performance shares (at target) and 25% on restricted stock in order to create award opportunities that heavily emphasize performance. The typical incentive mix emphasizes performance-contingent awards delivered through performance shares and places a lower weighting on restricted shares.

On average, target LTI awards granted to senior officers have historically been and remained below market median for 2022. The target LTI award amounts for each senior officer, including the named executive officers, are based on an established value for each officer level. The number of shares granted to each named executive officer is based on the grant value and closing stock price on the date of grant and can be found in the “Grants of Plan-Based Awards” table, later in this document.

Performance measures used for purposes of funding LTI are the same as defined in the Company’s GAAP financial statements, excluding at the discretion of the Committee consideration of special items such as: changes in accounting, principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements, and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For 2022, additional consideration was made to certain special items outside of management control that resulted in the unfavorable impact to the Company’s financial performance.

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for named executive officers. LTI grants and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

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Compensation Discussion and Analysis

Performance Shares

Performance shares provide senior officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For achievement of threshold performance, 50% of target performance shares would be earned; for achievement of target performance, 100% of target performance shares would be earned; and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the typical long-term incentive design. Threshold goals are typically set at levels the Committee believes appropriate to start earning incentives. Target goals are set at budgeted levels, which are considered “challenging but achievable”. Maximum goals are set at significant stretch levels which the Committee believes warrant the earning of two times target payout. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum. Performance awards are granted in the form of Performance Share Units, which are not eligible for dividends or dividend equivalents.

For the 2022-2024 grant of performance shares, the two financial measures, revenue growth and EBITDA margin, have one-year goals established for each of the three performance periods (2022, 2023, and 2024) that are set in the beginning of each performance period. This design provides the ability to set meaningful goals in the continued unpredictable economic climate. In February 2022, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for 2022. At the end of the 2022 performance period in early 2023, results for each of the two financial measures, determined the achievement and earning of shares. For the 2023 performance period, goals will be approved in early 2023 with results being reviewed in early 2024, and the 2024 performance period goals will be approved in early 2024. Any earned shares will vest 100% upon Committee approval on the third anniversary of the grant (February 2025).

The following target number of performance shares were awarded for each performance measure to the named executive officers in 2022:

Target Number of 2022-2024 Performance Shares Awarded
Name	Financial Measures		Total Number of Performance Shares @ Target
	Revenue Growth	EBITDA Margin

Peter W. Quigley	31,833	31,833	63,666

Olivier G. Thirot	15,193	15,193	30,386

Dinette Koolhaas	6,477	6,477	12,954

Vanessa P. Williams	7,131	7,131	14,262

Darren L. Simons	4,545	4,545	9,090

The 2022 threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; the target level was set at the expected/budgeted level, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payout was warranted. Straight line interpolation occurs for achievement of performance between the stated goals.

In the event of a senior officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, the officer will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service, or a combination of age plus years of service equal to 70, with a minimum age of 60. In order to be eligible for a prorated award due to termination by the Company not for cause, a senior officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the senior officer prior to termination divided by 36. In the case of termination not for cause in connection with a change in control, performance shares vest immediately at target amounts.

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Compensation Discussion and Analysis

2021-2023 Long-Term Incentive Performance Results – Year 2

The 2021-2023 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2022, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2022 portion of the award opportunity. During its February 14, 2023 meeting, the Committee approved the results for the 2022 performance year. Earned shares vested 50% upon Committee approval and 50% upon the third anniversary of the grant (February 2024). Aggregate funding for all performance measures during the 2022 performance year was 71.85% of target. The final performance results for the 2022 performance year are provided in the following chart:

Financial Performance Measures		2022 Performance Goals			2021 Year 2 Actual Results(1)	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,981.80	$5,244.00	$5,700.20	$5,059.10	64.74%

EBITDA Margin	50.0%	1.80%	2.46%	3.00%	2.18%	78.96%

$ in millions				Weighted Payout:		71.85%

(1)

2022 performance amount includes adjustments for goodwill impairment charge, loss on the disposal of Kelly’s Russian operations, gains on the sale of assets, and other considerations approved by the Committee.

As a result of the above level of achievement for each of the performance measures for year 2 of the 2021-2023 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 2 Performance Shares Earned
	Payout as % of Target: 64.74%		Payout as % of Target: 78.96%
Name	Year 2 Target # of Shares	Year 2 # of Shares Earned	Year 2 Target # of Shares	Year 2 # of Shares Earned

Peter W. Quigley	9,990	6,468	9,990	7,888	14,356

Olivier G. Thirot	5,054	3,272	5,054	3,991	7,263

Dinette Koolhaas	1,596	1,033	1,596	1,260	2,293

Vanessa P. Williams	2,082	1,348	2,082	1,644	2,992

2022-2024 Long-Term Incentive Performance Results – Year 1

As described above, the 2022-2024 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2022, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2022 portion of the award opportunity. During its February 14, 2023 meeting, the Committee approved the results for the 2022 performance year. Earned shares will vest 100% upon the third anniversary of the grant (February 2025). Aggregate funding for all performance measures during the 2022 performance year was 71.85% of target. The final performance results for the 2022 performance year are provided in the following chart:

Financial Performance Measures		2022 Performance Goals			2022 Year 1 Actual Results(1)	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,981.80	$5,244.00	$5,700.20	$5,059.10	64.74%

EBITDA Margin	50.0%	1.80%	2.46%	3.00%	2.18%	78.96%

$ in millions				Weighted Payout:		71.85%

(1)

2022 performance amount includes adjustments for goodwill impairment charge, loss on the disposal of Kelly’s Russian operations, gains on the sale of assets, and other considerations approved by the Committee.

66

Compensation Discussion and Analysis

As a result of the above level of achievement for each of the performance measures for year 1 of the 2022-2024 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 1 Performance Shares Earned
	Payout as % of Target: 64.74%		Payout as % of Target: 78.96%
Name	Year 1 Target # of Shares	Year 1 # of Shares Earned	Year 1 Target # of Shares	Year 1 # of Shares Earned

Peter W. Quigley	10,611	6,870	10,611	8,378	15,248

Olivier G. Thirot	5,064	3,278	5,064	3,999	7,277

Dinette Koolhaas	2,159	1,397	2,159	1,705	3,102

Vanessa P. Williams	2,377	1,539	2,377	1,877	3,416

Darren L. Simons	1,515	981	1,515	1,196	2,177

Restricted Stock

The Committee considers restricted stock to be an effective vehicle to support the Company’s long-term compensation objectives:

•	alignment with shareholder interests;

•	facilitate retention through an extended pro rata vesting structure; and

•	support meaningful stock ownership.

At its February 15, 2022 meeting, the Committee approved restricted stock grants for senior officers, including the named executive officers, which vest ratably over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% of each senior officer’s target long-term incentive grant. The Company believes that restricted stock is an important component of total compensation for our named executive officers and the four-year, pro rata vesting feature supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards is forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

Special Awards

During their December 17, 2021 special session, the Committee approved performance contingent restricted stock grants (KEEP Awards) for senior officers, including the named executive officers, and certain other senior leaders. These grants of restricted stock units have three financial measure hurdles that must be achieved in order for shares to become earned and eligible for vesting. The grants are split evenly between Company conversion rate, specialty gross profit mix, and Company gross profit and can be earned independently on each measure. The measures were selected to reflect goals that when achieved will reflect improved earnings and business mix positioning relative to our peers. Achievement of the goals requires sustained growth and must be achieved for two consecutive quarters. In January 2023, the Committee approved an adjustment in the vesting for the Company gross profit portion of this award to 50% upon certification and the remaining 50% six months after certification. The gross profit goal was achieved in 2022 and as a result during its February 14, 2023 meeting, the Committee approved the shares for vesting. The conversion rate and specialty gross profit mix milestones have the potential to cliff vest three years after results are certified by the Committee. Any remaining unvested portion of restricted stock units are forfeited upon voluntary termination, normal retirement, and involuntary termination for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock awards or units vest immediately. This award opportunity is prorated in the event of termination due to death or disability, or if employed at least one year after grant date, following involuntary termination without cause.

67

Compensation Discussion and Analysis

	Financial Measure: Specialty Gross Profit	Financial Measure: Conversion Rate	Financial Measure: Gross Profit
Name	Target # of Shares	Target # of Shares	Total Shares Earned

Peter W. Quigley	21,857	21,857	21,922

Olivier G. Thirot	17,971	17,971	18,025

Dinette Koolhaas	4,856	4,856	4,873

Vanessa P. Williams	5,343	5,343	5,359

Darren L. Simons	7,771	7,771	7,795

In 2022, there was a special recognition grant made to Mr. Simons. The Committee approved a grant of restricted stock valued at approximately $200,000 for Mr. Simons as noted in the Grants of Plan-Based Awards Table. These shares will cliff vest on the second anniversary date of the grant, which was made on June 15, 2022.

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the named executive officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

As a resident of Switzerland, Mr. Thirot participates in the Swiss Social Insurance System (“Swiss System”) that provides retirement, disability, and death benefits. His Swiss retirement benefit includes contributions that he makes to the fund, as well as Company contributions that are made to the fund on his behalf. Mr. Thirot participated in the MRP during the period 2017-2021 while he was localized in the U.S. and retains a benefit from both his contributions and contributions the Company made on his behalf to that plan.

Ms. Koolhaas’ Retirement Benefits

As a resident of Switzerland, Ms. Koolhaas also participates in the Swiss System that provides retirement, disability, and death benefits. Her retirement benefit includes contributions that she makes to the fund, as well as Company contributions that are made to the fund on her behalf. Ms. Koolhaas does not participate in any U.S.- based retirement plans.

Health and Welfare Benefits

The health and welfare plans, including Company-provided life insurance, provided to U.S.-based named executive officers are the same plans available to all regular staff employees.

Mr. Thirot’s Health and Welfare Benefits

Mr. Thirot is required by Swiss law to carry health care coverage. However, the Company’s Swiss entity does not provide health care coverage to its employees, nor do we provide Mr. Thirot with a health care allowance. Under the Swiss System, Mr. Thirot’s spouse is eligible to receive benefits in the event of his death from sickness or accident. He no longer participates in any U.S. health and welfare benefit programs.

68

Compensation Discussion and Analysis

Ms. Koolhaas’ Health and Welfare Benefits

Ms. Koolhaas receives a health care allowance as part of her Swiss compensation that is intended to help defray the cost of obtaining health care coverage for herself and her family in Switzerland. Residents in Switzerland are required to carry health care coverage, however it is not common for Swiss companies to provide this benefit to their employees. The Company’s Swiss entity does not provide health care coverage to its employees. Under the Swiss System, Ms. Koolhaas’ spouse is eligible to receive benefits in the event of her death from sickness or accident. She is not a participant in any U.S. health and welfare benefit programs.

Perquisites

A modest level of perquisites is available to named executive officers:

Perquisite	Benefit	Usage in 2022

Executive Physical	To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior officers may also use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those senior officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Three named executive officers utilized the formal executive physical program in 2022.

Vacation Facility	One Company-owned condominium is available on a limited basis to employees at the Vice President level and above.	No named executive officer used the vacation facility in 2022.

The aggregate amount of perquisites provided in 2022 for each of the named executive officers, except for Mr. Thirot and Ms. Koolhaas, was less than $10,000 and therefore only the perquisites for Mr. Thirot and Ms. Koolhaas are reported in the Summary Compensation Table.

Senior Executive Severance Plan

To encourage the retention of certain key executives of the Company and thereby promote the stability and continuity of management, the Senior Executive Severance Plan (“Severance Plan”) was established by the Company and approved by the Committee effective March 31, 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. For 2022, the named executive officers participating in the Severance Plan were, Messrs. Quigley and Simons and Ms. Williams. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in Potential Payments Upon Termination or Change in Control (below). The Plan does not provide excise tax gross-ups to participants under Section 280G of the Code.

The Company’s EIP provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control (e.g., “double trigger”), which is also explained in Potential Payments Upon Termination or Change in Control.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability, or death, or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible named executive officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job, or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible named executive officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination or Change in Control section of this Proxy Statement.

69

Compensation Discussion and Analysis

Mr. Thirot’s Severance Benefit

Under the terms of Mr. Thirot’s Swiss employment agreement he is eligible for similar severance benefits to a Tier 2 participant of the Severance Plan.

Ms. Koolhaas’ Severance Benefit

Under the terms of Ms. Koolhaas’ new Swiss employment agreement, effective April 25, 2022, she is eligible for similar severance benefits to a Tier 3 participant of the Severance Plan.

Governance of Executive Compensation Programs

Executive Stock Ownership and Retention Requirements

The Committee implemented minimum stock ownership and retention requirements to encourage meaningful stock ownership by the Company’s executives that aligns their interests more closely with shareholders’ interests. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with current market practice and those of our peers, as determined by research performed by the Consultant. The requirements are expressed as a multiple of base salary for each level of senior officer, as shown in the table below.

2022 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO	EVP	Other Senior Officers
6x	3x	1x-1.5x

During 2022, the Committee reviewed and updated the executive stock ownership requirements to be in line with market practice and continue to focus on the retention of senior officers. Under the updated ownership requirements, senior officers are required to hold (50%) of the after-tax shares acquired upon equity award vesting until compliance with the requirements is achieved. Shares counted toward achievement of ownership requirements include: directly owned shares, shares held by family or trusts, and 100% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares. Although there is not a fixed compliance period, it is likely that new senior officers will reach the requirements within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a senior officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of March 27, 2023, all named executive officers were on-track to reach their stock ownership requirement.

Incentive Compensation Recovery (“Clawback”) Policy

The Company’s Clawback policy applies to awards granted under the STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934. In early 2019, the application of the “Clawback” Policy was broadened to include all senior officers. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. In 2023, the Company will modify its policy to comply with the provisions of the new SEC and Nasdaq rules and regulations. The Clawback Policy is included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures.

70

Compensation Discussion and Analysis

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s directors and all employees, including the named executive officers, from engaging in hedging, monetization or other derivative or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment, or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax Considerations: Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the CEO, CFO, and other three highest paid executives listed in the Summary Compensation Table, or were listed in the Summary Compensation Table in any preceding year after 2016. Prior to 2018, the Company’s incentive compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective with the Tax Cuts and Jobs Act that was enacted in December 2017, the corporate tax deduction previously available for performance- based compensation above $1 million for current or former named executive officers was eliminated. This means that pay to each current or former named executive officer in excess of $1 million is no longer tax deductible. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or shareholder approval for this purpose. However, management and the Committee currently intend to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

Compensation and Talent Management Committee Report

Prior to and at the Special Board of Directors meeting held on March 21, 2023, the Compensation and Talent Management Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation and Talent Management Committee of the Board of Directors.

THE COMPENSATION AND TALENT MANAGEMENT COMMITTEE

ROBERT S. CUBBIN, CHAIR

GERALD S. ADOLPH

INAMARIE F. JOHNSON

LESLIE A. MURPHY

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2022 Executive Compensation Tables

Summary Compensation Table 2022

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5)(6) ($)	Total ($)

Peter W. Quigley President and Chief Executive Officer	2022	884,077	—	1,811,085	—	777,988	—	62,131	3,535,281
	2021	840,000	—	2,734,149	—	320,628	—	43,831	3,938,608
	2020	689,232	—	839,987	—	—	—	21,474	1,550,693

Olivier G. Thirot Executive Vice President and Chief Financial Officer	2022	620,583	—	864,388	—	443,300	—	76,181	2,004,451
	2021	588,000	—	1,732,281	—	180,000	—	45,225	2,545,506
	2020	524,677	—	424,963	—	—	—	45,195	994,835

Dinette Koolhaas Senior Vice President and President International	2022	521,865	—	368,498	—	318,900	—	32,859	1,242,122
	2021	535,240	—	505,786	—	198,000	—	34,138	1,273,163
	2020	499,323	—	134,275	—	—	—	33,872	667,470

Vanessa P. Williams Senior Vice President and General Counsel	2022	413,115	—	405,706	—	225,600	—	20,666	1,065,088

Darren L. Simons Senior Vice President and Chief Digital Officer	2022	376,192	—	458,582	—	173,800	—	6,741	1,015,315

(1)	Represents 2022, 2021, and 2020 actual base salary earnings. Ms. Williams and Mr. Simons were not named executive officers in 2021 and 2020.

(2)

The grant date fair values reported for 2022 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to all named officers on February 15, 2022 is $21.77 and to Mr. Simons on June 15, 2022 is $18.23. The MV for Performance Shares granted to all named officers on February 15, 2022 is $21.19.

(3)

The maximum number of shares and award value for Performance Share awards for the 2022-2024 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $21.19 for shares granted February 15, 2022.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares

Peter W. Quigley	127,332	2,698,165

Olivier G. Thirot	60,772	1,287,759

Dinette Koolhaas	25,908	548,991

Vanessa P. Williams	28,524	604,424

Darren L. Simons	18,180	385,234

(4)

Amounts for named executive officers include company matching contributions to the Management Retirement Plan (“MRP”), and Medicare tax gross-ups on those MRP contributions. (See table below.) The total value of perquisites provided to each named executive officer (other than Mr. Thirot and further below, Ms. Koolhaas) in 2022 was less than $10,000 and, in accordance with reporting regulations, were not required to be included in this table.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	Total All Other Compensation

Peter W. Quigley	60,235	1,896	62,131

Vanessa P. Williams	20,666	—	20,666

Darren L. Simons	6,741	—	6,741

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2022 Executive Compensation Tables

(5)

The amount reported for Mr. Thirot includes his company matched MRP for his deferred portion of the 2021 STIP earnings, paid in 2022, Medicare tax gross up on the MRP contributions, carryover costs associated with his international assignment from Switzerland to the U.S.: fee’s related to U.S. tax preparation of $10,342, fee’s related to Switzerland tax preparation of $20,561, and additional administrative expenses of $1,545, car allowance, and supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll. The amount reported for Ms. Koolhaas includes her representation allowance, supplemental health care allowance, and supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	International Assignment Carryover Cost	Car Allowance	Supplemental Pension Contributions	Total All Other Compensation

Olivier G. Thirot	9,000	296	32,448	21,359	13,078	76,181

Name	Representation Allowance	Supplemental Health Care	Supplemental Pension Contributions	Total All Other Compensation

Dinette Koolhaas	18,846	5,654	8,359	32,859

(6)

Amounts reported for Mr. Thirot and Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.047 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2022 of 0.955 (1 CHF ÷ 0.955 = $1.047.

Grants of Plan-Based Awards 2022(1)

Name	Grant Date(2)	Approval Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units(6) (#)	Grant Date Fair Value of Stock and Option Awards(7) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter W. Quigley	STIP		243,121	972,485	1,458,727
	2/15/2022					31,833	63,666	127,332		1,349,083
	2/15/2022								21,222	462,003

Olivier G. Thirot	STIP		131,874	527,496	791,243
	2/15/2022					15,193	30,386	60,772		643,879
	2/15/2022								10,129	220,508

Dinette Koolhaas	STIP		71,756	287,026	430,539
	2/15/2022					6,477	12,954	25,908		274,495
	2/15/2022								4,318	94,003

Vanessa P. Williams	STIP		67,131	268,525	402,788
	2/15/2022					7,131	14,262	28,524		302,212
	2/15/2022								4,754	103,495

Darren L. Simons	STIP		51,726	206,906	310,359
	2/15/2022					4,545	9,090	18,180		192,617
	2/15/2022								3,030	65,963
	6/15/2022								10,971	200,001

(1)	The Company has not granted stock options since 2004, including 2022. Accordingly, this column has been eliminated from the table.

(2)	Long-term incentive grants to named executive officers, consisting of Restricted Stock Awards/Units and Performance Shares, were approved by the Committee at its February 15, 2022 meeting.

(3)	On May 17, 2022, the Committee approved a Restricted Stock Award to Mr. Simons, with an effective date of June 15, 2022.

(4)

Shown are the Threshold, Target, and Maximum payouts for which each executive was eligible under our STIP with respect to fiscal 2022 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding actual 2022 STIP awards appear in the Compensation Discussion & Analysis.

(5)

Performance Shares granted in 2022 are earned based upon achievement of two financial measures. These two measures are equally weighted. Achievement of a threshold level of performance on either measure results in 50% of the target shares for that measure being earned. Achievement of the target level of performance on either measure results in 100% of the target shares for that measure being earned. Achievement of the maximum level performance on either measure results in 200% of the target shares for that measure being earned by the named executive officer. Achievement between these levels for each measure is interpolated on a straight-line basis.

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2022 Executive Compensation Tables

(6)

Restricted Stock Awards/Units granted on February 15, 2022 vest ratably on each of the first four anniversaries of the date of grant (25% per year). Restricted Stock Awards granted to Mr. Simons on June 15, 2022 will cliff vest on the second anniversary of the date of grant.

(7)

The grant date fair values reported for 2022 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to all named officers on February 15, 2022 is $21.77 and to Mr. Simons on June 15, 2022 is $18.23. The MV for Performance Shares granted to all named officers on February 15, 2022 is $21.19.

Outstanding Equity Awards at Fiscal Year End 2022(1)

Name	Grant Year	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

Peter W. Quigley	2022	36,470	616,343	42,444	717,304
	2021	54,229	916,470	63,696	1,076,462
	2020	27,888	471,307	—	—
	2019	2,625	44,363	—	—

Olivier G. Thirot	2022	17,406	294,161	20,258	342,360
	2021	34,370	580,853	46,054	778,313
	2020	14,109	238,442	—	—
	2019	2,044	34,544	—	—

Dinette Koolhaas	2022	7,420	125,398	8,636	145,948
	2021	10,034	169,575	12,908	218,145
	2020	4,458	75,340	—	—
	2019	762	12,878	—	—

Vanessa P. Williams	2022	8,170	138,073	9,508	160,685
	2021	12,092	204,355	14,846	250,897
	2020	8,147	137,684	—	—

Darren L. Simons	2022	16,178	273,408	6,060	102,414
	2021	11,209	189,432	15,542	262,660

(1)

The Company did not grant stock options during the 2022 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2)

All outstanding Restricted Stock Awards/Units vest ratably over four years, with the exception of Mr. Simons’ June 2022 award which has a two-year cliff vest. 2021 total includes 50% of the GP portion of the KEEP award. The number of outstanding shares has been determined as of January 1, 2023, the last day of the Company’s fiscal year 2022.

(3)

Performance results for the first and second year of the 2021-2023 LTI are reflected in these totals, which is detailed above in the “2021-2023 Long-Term Incentive Performance Results” section. Performance results for the first year of the 2022-2024 LTI are reflected in these totals, which is detailed above in the “2022-2024 Long-Term Incentive Performance Results” section.

(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2022 fiscal year, December 30, 2022 ($16.90).

(5)

Performance Shares granted in 2021 and 2022 are earned based upon achievement of selected financial measures over three one-year periods. If the minimum or threshold performance is not attained, the performance shares will be forfeited. The table includes the 2021 Performance Shares year three and the 2022 Performance Shares years two and three, at target.

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2022 Executive Compensation Tables

Option Exercises and Stock Vested 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Peter W. Quigley	—	—	21,601	458,623

Olivier G. Thirot	—	—	12,494	262,101

Dinette Koolhaas	—	—	4,161	86,845

Vanessa P. Williams	—	—	4,764	97,453

Darren L. Simons	—	—	1,138	22,555

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2022

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)

Peter W. Quigley	120,471	60,235	(455,459)	—	2,500,149

Olivier G. Thirot	90,000	9,000	16,479	—	994,947

Vanessa P. Williams	41,312	20,656	(22,793)	—	117,257

Darren L. Simons	37,619	18,810	(931)	—	55,429

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table. All the named executive officers, excluding Ms. Williams and Mr. Simons, who participate in the MRP have met the three-year vesting requirement for the Company match.

(3)

Represents actual earnings (or loss) from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2013-2022: Peter W. Quigley ($1,001,979); Named in the proxies for fiscal years 2015-2022: Olivier G. Thirot ($791,800).

Potential Payments Upon Termination or Change in Control 2022

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment under certain circumstances. Named executive officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination or Change in Control table. The Company does not maintain employment agreements with our named executive officers, other than where it is customary outside of the U.S., as in the case of Mr. Thirot and Ms. Koolhaas. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our named executive officers, assuming that the executive’s employment terminated on January 1, 2022, the last day of our fiscal year.

75

2022 Executive Compensation Tables

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of executive officers in March 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. Described below and illustrated in the table, Potential Payments Upon Termination or Change in Control, are the different elements payable under the Severance Plan if a named executive officer who was a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Messrs. Quigley and Simons and Ms. Williams were covered in the Severance Plan for 2022. Mr. Thirot and Ms. Koolhaas are covered by the terms of their employment agreements as summarized below.

If one of the eligible named executive officers were to have experienced a qualifying termination under the Severance Plan in 2022, the named executive officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1, Tier 2, or Tier 3 participant. Mr. Quigley was the only Tier 1 participant in the Severance Plan. Ms. Williams was the only Tier 2 participant in the Severance Plan. Mr. Thirot’s employment agreement provides him with similar Tier 2 severance benefits. Mr. Simons was a Tier 3 participant in the Severance Plan. Ms. Koolhaas’ employment agreement provides her with similar Tier 3 severance benefits. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability, or death; or for “good reason” by a participant in connection with a change in control.

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of 24 months, a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of 18 months, and a Tier 3 participant would receive severance payments in the form of base salary continuation for a period of 12 months. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 3 participant would receive a single lump sum severance payment equal to one time the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Participants are subject to a best-net cutback for 280G excise tax calculations with no excise tax gross-ups provided under the Severance Plan.

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee

76

2022 Executive Compensation Tables

rate for such coverage and the named executive officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months, for a Tier 2 participant is 18 months, and for Tier 3 participant is 12 months.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to sign a general release of claims relating to their employment. In addition, they are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During the 12 months following termination, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named executive officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the named executive officer.

Noncompliance with any of the above may result in the loss of severance benefits.

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the EIP and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our named executive officer’s performance-based equity awards is subject to the Company’s Clawback Policy, which was described earlier in this document. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)

Termination not for Cause in connection with a Change In Control	Immediate Vesting	Immediate Vesting at Target

Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved

Termination for Good Reason in connection with a Change in Control	Immediate Vesting	Immediate Vesting at Target

Termination for Cause	Forfeit	Forfeit

Voluntarily Quit	Forfeit	Forfeit

Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service or as a combination of age plus years of service equal to 70, with a minimum age of 60

Death or Disability	Prorated	Prorated based on actual results

77

2022 Executive Compensation Tables

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios.

Event and Amounts	Peter W. Quigley ($)	Olivier G. Thirot ($)	Dinette Koolhaas ($)	Vanessa P. Williams ($)	Darren L. Simons ($)
Involuntary Termination (For Cause)
No other payments due
Voluntary Termination
No other payments due
Death or Disability
Performance Shares (Equity-Based)(1)	550,433	271,093	99,186	118,739	36,791
Restricted Shares(2)	647,980	390,509	119,736	125,670	160,855
Total	1,198,413	661,602	218,922	244,409	197,646
Normal Retirement (Age 62 and 5 Years of Service or any Combination of Age + Service > 70 with Minimum Age of 60)
Performance Shares (Equity-Based)(1)	550,427	271,086	n/a	n/a	n/a
Involuntary Termination (Not For Cause)
Cash Severance(3)	1,800,000	930,875	521,865	621,000	377,000
Pro-Rated Annual Incentive(4)	777,988	443,100	318,900	225,600	173,800
Performance Shares (Equity-Based)(1)	292,736	148,105	46,770	61,006	—
Restricted Shares(2)	—	—	—	—	—
Benefits Continuation(5)	26,194	19,617	14,013	19,334	6,571
Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000
Total	2,906,917	1,551,696	911,548	936,940	567,371
Termination in Connection with a Change In Control - For Good Reason
Cash Severance(3)	3,780,000	1,722,118	808,891	962,550	584,350
Pro-Rated Annual Incentive(4)	990,000	527,496	287,026	227,700	207,350
Performance Shares (Equity-Based)(1)	1,835,729	897,948	340,366	399,296	153,621
Restricted Shares(2)	2,236,817	1,484,328	448,137	541,967	688,710
Benefits Continuation(5)	26,194	19,617	14,013	19,334	6,571
Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000
Total	8,878,740	4,661,506	1,908,433	2,160,847	1,650,602
Termination in Connection with a Change In Control - Not For Cause
Cash Severance(3)	3,780,000	1,722,118	808,891	962,550	584,350
Pro-Rated Annual Incentive(4)	990,000	527,496	287,026	227,700	207,350
Performance Shares (Equity-Based)(1)	1,835,729	897,948	340,366	399,296	153,621
Restricted Shares(2)	2,236,817	1,484,328	448,137	541,967	688,710
Benefits Continuation(5)	26,194	19,617	14,013	19,334	6,571
Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000
Total	8,878,740	4,661,506	1,908,433	2,160,847	1,650,602

78

2022 Executive Compensation Tables

(1)

In the event of a named executive officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service or any combination of age + service = 70 with a minimum age of 60), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation and Talent Management Committee, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown for termination due to death or disability, reflect actual shares earned for the 2021 Year 1 and Year 2, and 2022 Year 1 PSU grants. No performance shares were granted in 2020. For termination by the Company without Cause, the named executive officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated performance shares. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement or Change in Control settlement (assuming the December 30, 2022 stock value of $16.90) is shown in the table.

(2)

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement or Change in Control settlement (assuming the December 30, 2022 stock value of $16.90) is shown in the table.

(3)

Per the Severance Plan, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Quigley for 24 months, Ms. Williams for 18 months, and Mr. Simons for 12 months. For payments under Change in Control, with qualifying termination, Mr. Quigley would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; Ms. Williams would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive; and Mr. Simons would receive a lumpsum payment equal to one time the sum of base salary and target annual incentive. Per Mr. Thirot’s Swiss employment agreement, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Thirot for 18 months. For payments under Change in Control, with qualifying termination, Mr. Thirot would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive. Per Ms. Koolhaas’ Swiss employment agreement, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Ms. Koolhaas for 12 months. For payments under Change in Control, with qualifying termination, Ms. Koolhaas would receive a lump sum payment equal to one time the sum of base salary and target annual incentive.

(4)

In the event of an involuntary termination by the Company without cause and not in connection with a change in control, Messrs. Quigley and Simons, and Ms. Williams were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, based on the actual performance results for such year. In the event of an involuntary termination by the Company without cause or termination by the named executive officer for good reason, either occurring in connection with a change in control, Messrs. Quigley, Thirot, and Simons and Mses. Koolhaas and Williams were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, paid at the target level. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the named executive officers if they had terminated on January 1, 2023.

(5)

The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Named executive officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period. For Mr. Thirot, amounts in this column include continuation of pension contributions. For Ms. Koolhaas, amounts in this column include continuation of supplemental health care and pension contributions.

(6)

Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan. Mr. Thirot and Ms. Koolhaas are eligible for outplacement services under the terms of their employment agreements and the amount shown represents the maximum allowed benefit.

The named executive officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

79

CEO Pay Ratio

As required by Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are providing the required information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Quigley, our President and Chief Executive Officer as follows:

For fiscal 2022, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $8,700;

•	the annualized total compensation of our CEO, was $3,535,281; and

•	based on this information, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of all employees is 406 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for determining the employee population and identifying the median employee provide companies with flexibility surrounding the elements of compensation to be included and various methodologies for gathering the employee population for inclusion in the analysis. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exclusions, estimates, samplings, and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology that we used and the material assumptions and adjustments that we used to identify the median and determine annual total compensation are outlined below:

•

Our workforce consists of regular employees (employees who provide services to the Company) and those employees for whom we find employment as temporary workers. While services may be provided inside the facilities of our customers, we remain the employer of record for our temporary employees. We retain responsibility for employee assignments, the employer’s share of all applicable payroll taxes and the administration of the employee’s share of these taxes. In most cases, we determine the compensation for our temporary employees.

•

Our median employee in 2021 was a temporary employee, and as such we determined to not use that same employee in determining our 2022 CEO pay ratio. Due to the variance in assignment lengths, the number of assignments worked in a year, and potentially the compensation rate for each assignment, it is unlikely that the median employee in 2021 would be the median employee again in 2022. As a result, we conducted a similar compensation data gathering exercise for 2022 as we had for 2021 to determine the median employee.

•

We selected December 31, 2022, which is a date within the last three months of fiscal 2022, as the date we would use to both gather compensation for the year and identify our median employee. We did this to ensure we had a full year of earnings for our temporary employees as we are not able to estimate what earnings for that group would be under a partial year scenario.

•	As of December 31, 2022, our employee population totaled 119,011 and consisted of all regular and temporary employees that were actively on assignment and being paid as of that date.

Category	U.S.	Non-U.S.	Total
Regular	4,595	2,807	7,402
Temporary	77,074	34,535	111,609
TOTAL	81,669	37,342	119,011

•	The vast majority of our employees, about 94%, are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year.

•	Approximately 31% of our employee population is located outside of the U.S.

•

To identify the “median employee” we collected actual base salary earnings and overtime paid for the 12-month period ending December 31, 2022. We used actual base salary earnings and overtime paid as our consistently applied compensation measure. Based on our demographics and the likelihood that our median employee would come from our temporary workforce, we believe this to be the appropriate compensation measure most effectively applied to our employee population.

•	In making this determination, the compensation for all regular employees hired after January 1, 2022 was annualized.

80

CEO Pay Ratio

•

Compensation for temporary workers, pursuant to SEC rules, was not annualized, but all earnings for the 12-month period were collected and included all assignments that a temporary employee would have been paid for throughout the year.

•	We did not utilize either the Data Privacy Exemption or the De Minimis Exemption.

•	We did not make any cost-of-living adjustments in identifying the median employee.

•

For purposes of making the determination, employee compensation from locations outside the U.S. was converted to U.S. dollars using the Company’s exchange rates in effect on January 1, 2022, consistent with our current financial reporting.

Using this methodology, we determined that our median employee was a temporary employee located in the U.S. with base salary and overtime earnings in the amount of $8,700. This temporary employee worked approximately twenty weeks during 2022. Our median employee did not receive any other compensation or benefits required under Item 402(u) to be included in the employee’s annual total compensation.

81

Pay vs. Performance
The following table sets forth the compensation for our Chief Executive Officer (“CEO”) and the average compensation for our other non-CEO
named executive officers (“NEOs”), both as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the compensation actually paid (“CAP”) to such individuals, as defined under SEC rules, for the years 2022, 2021, and 2020. The table also provides information on our cumulative total shareholder return (“TSR”) for both our Class A and Class B Common Stock; the cumulative
TSR of our peer group; Net Earnings; and the Company-Selected Measure (“CSM”),
Non-GAAP
Adjusted Earnings from Operations (“EFO”), over such years in accordance with SEC rules.
Pay vs. Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total to CEO (b)	Compensation Actually Paid CEO (1)(2) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (d)	Average Compensation Actually Paid to Non-CEO NEOs (1)(2) (e)	TSR (Class A) (f)	TSR (Class B) (g)	Peer TSR (3) (h)	Net Earnings (Loss) in millions (i)	CSM: EFO in millions(4) (j)

2022	$3,535,281	$2,762,629	$1,331,744	$1,150,597	$76.65	$81.19	$113.87	($62.5)	$68.3

2021	$3,938,608	$2,864,364	$1,640,264	$1,362,908	$74.94	$78.78	$152.43	$156.1	$52.6

2020	$1,550,693	$1,334,735	$786,788	$827,855	$91.45	$94.29	$100.85	($72.0)	$44.3

(1)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay versus Performance Table. Compensation actually paid, generally, is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the fiscal year for the applicable year or, if earlier, the vesting date (rather than the grant date). We do not offer pension plan benefits therefore, there was not a change in pension value for any of the years reflective in this table. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

CEO and
Non-CEO
NEOs SCT Total for CAP Reconciliation:

	2022		2021		2020
	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs

Summary Compensation Table Total	$3,535,281	$1,331,744	$3,938,608	$1,640,264	$1,550,693	$786,788

Summary Compensation Table Stock Awards	($1,811,085)	($524,293)	($2,734,149)	($974,762)	($839,987)	($326,162)

FYE value of unvested awards granted during current year	$1,052,644	$334,843	$2,045,752	$789,365	$764,875	$405,599

Change in value of unvested awards from prior years	$68,855	$24,517	($167,781)	($41,322)	($68,333)	($20,316)

Change in value of awards vesting during current year from the prior years	$98,065	$22,069	$7,513	$2,122	($73,595)	($18,452)

Prior FYE value for awards not meeting performance requirements	($191,086)	($41,686)	($227,577)	($53,637)	—	—

Dividends accrued on unvested stock awards	$9,957	$3,404	$1,998	$877	$1,082	$399

Compensation Actually Paid	$2,762,629	$1,150,597	$2,864,364	$1,362,908	$1,334,735	$827,855

(2)
Compensation for the
non-principal
executive officer (“CEO”) and average compensation for
non-CEO
named executive officers (“NEOs”) reflected in columns (c) and (e) represent the following individuals for the years shown: 2022 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Vanessa P. Williams, and Darren L. Simons, 2021 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Timothy L. Dupree, 2020 – Peter W.. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Daniel H. Malan.

(3)
As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 1500 Human Resources and Employment Services Index, which is the industry peer group used for purposed of item 201(e) of Regulation
S-K
as well as used in the Company’s Annual Report on Form
10-K
for the year ended January 1, 2023. TSR is cumulative (assuming $100 was invested on December 31, 2019) for the measurement period ending December 31, 2019 and ending on December 31 of 2022, 2021, 2020, respectively.

(4)	The following amounts are the reconciliation of the CSM, EFO(in millions):

82

Pay vs. Performance

	2022	2021	2020

As Reported	$14.8	$48.6	($96.6)

Gain on sale of assets	(6.2) (1)		(32.1) (5)

Loss on Disposal	18.7 (2)

Goodwill impairment charge	41.0 (3)		147.7 (6)

Restructuring		4.0 (4)	12.8 (7)

Customer Dispute			9.5 (8)

Adjusted	$68.3	$52.6	$44.3

(1)
Gain on sale of assets in 2022 is related to the sale of real property in the fourth quarter, under-utilized real property in the second quarter, and other real property sold in the first quarter of 2022

(2)	Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022

(3)	Goodwill impairment charge in 2022 is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions

(4)
Restructuring charges in 2021 represents severance costs as part of cost management actions designed to increase operational efficiencies with enterprise functions that provide centralize support to operating units

(5)	Gain on sale of assets primarily represents the excess of proceeds over the cost of the headquarters properties sold during the first quarter of 2020

(6)
The goodwill impairment charge is a result of an interim impairment test the Company performed during the first quarter of 2020, due to a triggering event caused by a decline in the Company’s common stock price

(7)	Restructuring charges in 2020 represents severance and lease terminations in preparation for a new operating model adopted in the third quarter of 2020

(8)	Customer dispute in 2020 represents a non-cash charge in Mexico to increase the reserve against a long-term receivable from a former customer based on an updated probability of loss assessment
As discussed in the CD&A section of this Proxy Statement, the five items listed below represent the most important financial measures we used to determine CAP for FY 2022.

Most Important Financial Performance Measures
Adjusted EFO
Gross Profit
EBITDA Margin
Revenue Growth
Stock Price
The charts below show, for the past three years, the relationship of the
Company’s TSR relative to the S&P 1500 Human Resources and Employment Services index, which reflects the Company’s industry sector, as well as the relationship between the CEO and non-CEO
CAP and the Company’s TSR; the Company’s net earnings; and the Company’s non-GAAP
adjusted EFO. Compensation in 2020 was impacted by the global pandemic. As a result, no annual cash payout was awarded to NEOs, and equity incentive awards were reduced by 50%.

83

Pay vs. Performance

84

Proposal 3 – Advisory Vote to Approve the Frequency of the Company’s Executive Compensation

The Dodd-Frank Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation on a one year, two year, or three year basis.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

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Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2023 Fiscal Year

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 14, 2023 meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending December 31, 2023. This firm has served as the Company’s independent registered public accounting firm since 1960 and is considered to be well qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1. Quality of services and sufficiency of resources provided by the auditor

• Knowledge and skills to meet the Company’s audit requirements

• Partner rotation (every 5 years)

• Appropriate audit engagement partner

• Engagement letter compliance

• Industry experience

• Results of consultations

• Audit cost (fee negotiations included)

• Long tenure and familiarity with the Company’s accounting policies

2. Communication and interaction during the engagements

• Professional and open dialog

• Accessibility

• Current accounting developments conversations

3. Independence, objectivity, and professional skepticism

• Assessment of audit evidence

• Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2021 ($)	2022 ($)
Audit Fees	3,853,200	4,103,600
Audit Related Fees	3,400	5,000
Tax Fees	70,900	381,000
All Other Fees	17,200	17,200
Total	3,944,700	4,506,800

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Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, and assistance with review of documents filed with the SEC.

Audit Related Fees: Services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research tools and human resources benchmarking.

Report of the Audit Committee

Management is responsible for the preparation, presentation, and integrity of Kelly’s financial statements, for its accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Kelly’s financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of Kelly’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements of Kelly for the fiscal year ended January 1, 2023 with each of management and PwC, the independent registered public accounting firm. The Committee has also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB. The Committee has received the written disclosures of the PCAOB regarding the auditors’ independence and has discussed with PwC its independence.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Kelly for 2022 be included in the 2022 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

GERALD S. ADOLPH

ROBERT S. CUBBIN

AMALA DUGGIRALA

TERRENCE B. LARKIN

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	WHERE ARE WE HOLDING THE ANNUAL MEETING?

A)

The 2023 Annual Meeting of Shareholders will be held virtually. To access the live audio webcast of the meeting, shareholders of record will need to visit kellyservices.com for instructions and use their 16-digit Control Number provided in the Notice to log in to this website. If your shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding share “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Beneficial holders will need to obtain a “legal proxy” from their broker, bank, or other holder of record that holds your shares if they want to vote during the virtual meeting. Beneficial holders will need to send our transfer agent, Computershare, the legal proxy before the meeting and they will then issue via email, an authorized control number.

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. for use at the Annual Meeting of Shareholders of the Company to be held virtually on May 17, 2023 for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to Class B shareholders of the Company is April 17, 2023.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of Class B stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of January 1, 2023, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each shareholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only shareholders of record of our Class B Common Stock, par value $1.00 per share, at the close of business on March 27, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B Common Stock is the only class of the Company’s securities with voting rights.

At the close of business on March 27, 2023, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,342,146 shares of the Class B Common Stock. Class B shareholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage Class B shareholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the Internet, QR code scan, or telephone.

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

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Questions and Answers

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the shareholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later dated proxy, provided such notice or later dated proxy is received by 11:59 p.m., Central Time, on May 16, 2023. You will also be able to vote your shares online by attending the Annual Meeting by webcast.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s Bylaws, the holders of 60% of the issued and outstanding shares of Class B Common Stock who are entitled to vote at a shareholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under our Bylaws, directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of the Class B shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve Proposal 2, Proposal 3, and Proposal 4. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B Common Stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Shareholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written shareholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2024 ANNUAL MEETING OF SHAREHOLDERS?

A)

If a Class B shareholder intends to present a proposal for inclusion in the proxy materials to be distributed by us in connection with the Company’s 2024 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary no later than December 19, 2023. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

Our Bylaws contain an advance notice of shareholder business and nominations requirement, which generally prescribes the procedures that a shareholder of the Company must follow if the shareholder intends at an Annual Meeting of Shareholders to nominate a person for the election to the Board or to propose other business to be considered by shareholders. These procedures include, among other things, that the shareholder give timely notice to

89

Questions and Answers

the Corporate Secretary of the nomination or other proposed business, that the notice contain specified information, and that the shareholder comply with certain other requirements. If a shareholder’s nomination or proposal is not in compliance with the procedures set forth in our Bylaws, the Company may disregard such nomination or proposal.

Generally, in the case of an Annual Meeting of Shareholders, a shareholder’s notice must be delivered in writing to the Corporate Secretary, at the Company’s principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proceeding year’s Annual Meeting of Shareholders. To be timely for the 2024 Annual Meeting of Shareholders, the notice must be received by the Corporate Secretary no earlier than January 17, 2024 and no later than February 16, 2024. In addition, shareholders seeking to include director nominations in the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders are required to provide notice to the Company pursuant to SEC Rule 14a-11 regarding proxy access no earlier than November 19, 2023 and no later than December 19, 2023, and to satisfy other conditions of such rule. Shareholders intending to utilize SEC Rule 11a-19 regarding universal proxies must provide notice to the Company postmarked no later than March 18, 2024.

In each case, proposals made under Rule 14a-8 and nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716.

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Kelly®

999 West Big Beaver Road
Troy, Michigan 48084-4716
248.362.4444
kellyservices.com

Recyclable

An Equal Opportunity Employer
© 2023 Kelly Services, Inc.
All rights reserved MT2116

C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENTLINESACKPACK 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 Your vote matters here's how to vote! ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 Go to www.envisionreports.com/kelyb or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/kelyb Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals-The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and 1 YEAR on Proposal 3. 1. Election of Directors: For Withhold For Withhold For Withhold 01 D.R. Parfet 02 P.W. Quigley 03 G.S. Adolph 04 G.S. Corona 05 R.S. Cubbin 06 A. Duggirala 07 I.F. Johnson 08 T.B. Larkin 09 L.A. Murphy For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Non-binding advisory vote on executive compensation. 3. Non-binding advisory vote on the frequency of future voting on executive compensation. 4. Ratification of PricewaterhouseCoopers LLP as independent 5. Transacting any other business as may properly come before accountants for the 2023 fiscal year. the Meeting or any postponement or adjustments thereof. Authorized Signatures-This section must be completed for your vote to be counted. Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1-Please keep signature within the box. Signature 2-Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 5 7 2 2 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03RFTE

The 2023 Annual Meeting of Shareholders of Kelly Services, Inc. will be held on May 17, 2023 at 11:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MHWKFR9 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/kelyb Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kelyb qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy-Kelly Services, Inc. Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting May 17, 2023 The undersigned hereby names, constitutes and appoints Vanessa P. Williams and James M. Polehna, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 17, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, "FOR" ALL THE NOMINEES LISTED, "FOR" PROPOSALS 2 AND 4, AND "1 YEAR" ON PROPOSAL 3. (Continued to be marked, dated and signed, on the other side.) Non-Voting Items Change of Address - Please print new address below. Comments Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals - The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and 1 YEAR on Proposal 3. 1. Election of Directors: For Withhold For Withhold For Withhold 01-D.R. Parfet 02-P.W. Quigley 03-G.S. Adolph 04-G.S. Corona 05-R.S. Cubbin 06-A. Duggirala 07-I.F. Johnson 08-T.B. Larkin 09-L.A. Murphy For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Non-binding advisory vote on executive compensation. 3. Non-binding advisory vote on the frequency of future voting on executive compensation. 4. Ratification of PricewaterhouseCoopers LLP as independent 5. Transacting any other business as may properly come before accountants for the 2023 fiscal year. the Meeting or any postponement or adjustments thereof. Authorized Signatures - This section must be completed for your vote to be counted.-Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1UPX 572251 03RFUD

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/kelyb qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy-Kelly Services, Inc. Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - May 17, 2023 The undersigned hereby names, constitutes and appoints Vanessa P. Williams and James M. Polehna, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 17, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, "FOR" ALL THE NOMINEES LISTED, "FOR" PROPOSALS 2 AND 4, AND "1 YEAR" ON PROPOSAL 3. (Continued to be marked, dated and signed, on the other side.)